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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                KELLWOOD COMPANY

                                  CRADLE, INC.

                                       AND

                           GERBER CHILDRENSWEAR, INC.

                            DATED AS OF MAY 15, 2002



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I THE OFFER AND MERGER.................................................2
         Section 1.1   The Offer...............................................2
         Section 1.2   Company Action..........................................5
         Section 1.3   The Merger..............................................6
         Section 1.4   Effective Time: Closing.................................7
         Section 1.5   Effect of the Merger....................................7
         Section 1.6   Conversion of Shares....................................7
         Section 1.7   Stock Options...........................................8
         Section 1.8   Surrender of Shares; Stock Transfer Books...............9

ARTICLE II THE SURVIVING CORPORATION..........................................12
         Section 2.1   Certificate of Incorporation...........................12
         Section 2.2   Bylaws12
         Section 2.3   Directors and Officers.................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................12
         Section 3.1   Organization and Standing..............................12
         Section 3.2   Capitalization.........................................13
         Section 3.3   Authority for Agreement................................14
         Section 3.4   No Conflict............................................15
         Section 3.5   Required Filings and Consents..........................16
         Section 3.6   Compliance.............................................16
         Section 3.7   Reports and Financial Statements.......................16
         Section 3.8   Information Supplied...................................17
         Section 3.9   Absence of Certain Changes or Events...................18
         Section 3.10  Taxes..................................................18
         Section 3.11  Title to Assets........................................19
         Section 3.12  Change of Control Agreements...........................20
         Section 3.13  Litigation.............................................20
         Section 3.14  Contracts and Commitments..............................21
         Section 3.15  Employee Benefit Plans.................................21
         Section 3.16  Labor and Employment Matters...........................22
         Section 3.17  Environmental Compliance and Disclosure................23
         Section 3.18  Intellectual Property..................................23
         Section 3.19  Brokers................................................24
         Section 3.20  Antitakeover Statutes; Rights Plan.....................25
         Section 3.21  Related Party Transactions.............................25
         Section 3.22  Customers and Suppliers................................25
         Section 3.23  Insurance..............................................25
         Section 3.24  Disclosure.............................................26

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.............26
         Section 4.1   Organization and Standing..............................26
         Section 4.2   Authority for Agreement................................26
         Section 4.3   Parent Capitalization; Consideration Shares............27
         Section 4.4   No Conflict............................................28
         Section 4.5   Required Filings and Consents..........................28
         Section 4.6   Compliance.............................................28
         Section 4.7   Parent Reports and Financial Statements................29
         Section 4.8   Information Supplied...................................29
         Section 4.9   Absence of Certain Changes or Events...................30
         Section 4.10  Taxes..................................................30
         Section 4.11  Litigation.............................................31
         Section 4.12  Adequate Cash Resources and Authorized Stock...........31
         Section 4.13  Brokers................................................31
         Section 4.14  Purchaser Activities...................................31

ARTICLE V COVENANTS...........................................................32
         Section 5.1   Conduct of the Company Pending the Merger..............32
         Section 5.2   Access to Information; Confidentiality.................35
         Section 5.3   Directors..............................................35
         Section 5.4   Further Action.........................................36
         Section 5.5   No Solicitation........................................37
         Section 5.6   Indemnification........................................39
         Section 5.7   Public Announcements...................................41
         Section 5.8   Fees and Expenses......................................41
         Section 5.9   Company Stockholders' Meeting..........................42
         Section 5.10  Proxy Statement........................................42
         Section 5.11  Stockholder Litigation.................................43
         Section 5.12  Conveyance Taxes.......................................43
         Section 5.13  Conduct of Parent Pending Merger.......................43
         Section 5.14  Listing................................................44
         Section 5.15  Affiliates.............................................44
         Section 5.16  No Restrictions on Transfer............................45
         Section 5.17  Registration Rights....................................45
         Section 5.18  Notice of Certain Events...............................45
         Section 5.19  Option to Acquire Additional Shares....................46
         Section 5.20  Letters of the Company's Accountants...................46
         Section 5.21  Tax Treatment; Tax Opinion.............................46

ARTICLE VI CONDITIONS.........................................................47
         Section 6.1   Conditions to the Obligation of Each Party.............47

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................48
         Section 7.1   Termination............................................48
         Section 7.2   Effect of Termination..................................49
         Section 7.3   Right of Termination...................................49

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ARTICLE VIII GENERAL PROVISIONS...............................................50
         Section 8.1   No Third Party Beneficiaries...........................50
         Section 8.2   Entire Agreement.......................................50
         Section 8.3   Succession and Assignment..............................50
         Section 8.4   Counterparts...........................................50
         Section 8.5   Headings...............................................50
         Section 8.6   GOVERNING LAW..........................................50
         Section 8.7   Severability; No Remedy in Certain Circumstances.......50
         Section 8.8   Specific Performance...................................51
         Section 8.9   Construction...........................................51
         Section 8.10  Certain Definitions....................................51
         Section 8.11  Notices................................................52
         Section 8.12  Amendments; No Waivers.................................52

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ANNEX I
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Offer Conditions


ANNEX II
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Determination of Offer Consideration


COMPANY DISCLOSURE SCHEDULE
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Exhibits
--------

Exhibit A         Certificate of Incorporation of Surviving Corporation

Exhibit B         Initial Press Release

Exhibit C         Form of Company Tax Opinion

Exhibit D         Form of Parent Tax Opinion



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

                          AGREEMENT AND PLAN OF MERGER



         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of May 15, 2002, among Kellwood Company, a Delaware corporation ("Parent"), Cradle, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Purchaser"), and Gerber Childrenswear, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS the Board of Directors of the Company (the "Company Board") has, upon the terms and conditions set forth herein, (i) determined that each of the Offer (as herein defined) and the Merger (as defined in Section 1.3), taken together as integral steps of a single plan of reorganization, is fair to, and in the best interests of, the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) recommended acceptance of the Offer and adoption of this Agreement by such stockholders.

         WHEREAS, in furtherance thereof, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of (i) Common Stock, par value $0.01 per share, of the Company (the "Voting Common
Stock"), and (ii) Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and together with the Voting Common Stock, the "Company Common Stock"; all the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares" and each share of Company Common Stock being hereinafter referred to as a "Share") for a purchase price equal to $6.85 per share (the "Offer Price"), net to the seller thereof in a combination of cash and validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), as described herein, payable upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS the Board of Directors of Parent and the Board of Directors of Purchaser have each approved and declared the advisability of the Merger and this Agreement and the consummation of the transactions contemplated hereby in accordance with the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS for federal income tax purposes, it is intended that the Offer and the Merger together will qualify as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section 368(a)(2)(D) thereof; and

         WHEREAS the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

         Section 1.1 The Offer.

                  (a) Subject to the provisions of this Agreement and this Agreement not having been terminated in accordance with Section 7.1, as promptly as practicable after the date hereof, but in no event later than ten (10) Business Days following the public announcement of the execution of this Agreement in accordance with the terms of this Agreement, Parent and Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")) the Offer to exchange all of the outstanding shares of Company Common Stock for the right to receive from Purchaser, for each Share validly tendered and not withdrawn, the Offer Price payable in an amount of cash (the "Cash Consideration") and a number of validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Stock Consideration") in each case determined in accordance with Annex II hereof (such cash amount and number of shares of Parent Common Stock, the "Offer Consideration"). The obligation of Purchaser to accept for payment, and pay for, Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex I hereto (the "Offer Conditions") (any or all of which may be waived in whole or in part by Purchaser in its sole discretion other than the Minimum Condition, as defined below, or any Parent Stock Condition, as defined in Annex I hereto) and to the terms and conditions of this Agreement. The initial scheduled expiration date of the Offer shall be twenty (20) Business Days after the Offer is commenced. As used herein, the term "Minimum Condition" shall mean that there shall have been validly tendered and not withdrawn prior to the expiration of the Offer (including any extension thereof) such number of Shares that would constitute seventy percent (70%) of the outstanding Voting Common Stock (determined on a fully diluted, as converted basis for all outstanding shares of Class B Common Stock, stock options and any other rights to acquire shares of Voting Common Stock (collectively, a "Fully Diluted Basis")). No Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

                  (b) Purchaser and Parent each expressly reserve the right to modify the terms of the Offer, except that, without the written consent of the Company, Purchaser and Parent shall not (i) reduce the Minimum Condition or reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price,
(iii) impose conditions to the Offer in addition to the Offer Conditions, (iv) extend the expiration date of the Offer except as set forth herein, (v) change the forms of the Offer Consideration or (except as set forth in Annex II) the relative proportion thereof, or (vi) amend or otherwise modify any Offer Condition in a manner adverse to the holders of the Shares. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (A) waive any of the Offer Conditions, except the Minimum Condition and the Parent Stock Conditions, (B) increase the Offer Price, (C) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions

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

shall not be satisfied or waived, until such time as such conditions are satisfied or waived (provided, however, that the expiration date may not be extended beyond August 15, 2002 without the consent of the Company), (D) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer or any other federal, state, foreign or local rule or regulation, or (E) if all Offer Conditions are satisfied or waived but the number of Shares actually tendered (together with any shares of Voting Common Stock, or security exercisable, convertible or exchangeable therefor, owned by Parent or Purchaser) constitutes less than 90% of the then outstanding Voting Common Stock (determined on a Fully Diluted Basis), extend the Offer for an aggregate period of not more than ten (10) Business Days (for all such extensions) or provide for a subsequent offering period under Rule 14d-11 under the Exchange Act beyond the latest expiration date that would be permitted under clause (C) or (D) of this sentence. If the Purchaser elects to extend the expiration date of the Offer pursuant to clause (E) of the immediately preceding sentence, then Parent and Purchaser shall be deemed to have irrevocably waived all of the Offer Conditions through the extended expiration date of the Offer. Subject to the terms and conditions of the Offer and this Agreement, Purchaser shall (and Parent shall cause Purchaser to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Consummation of the Offer. For the purposes of this Agreement, "Consummation of the Offer" means the date on which Shares are first accepted for payment by the Purchaser pursuant to the Offer; and "Business Day" means each Monday, Tuesday, Wednesday, Thursday, or Friday that banks located in New York, New York are not required or permitted by law to be closed. If any of the Minimum Condition, the Parent Stock Conditions or the HSR Condition (as defined in Annex I hereto) are not satisfied or waived on any scheduled or extended expiration date of the Offer, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer, if such condition or conditions could reasonably be expected to be satisfied from time to time until such conditions are satisfied or waived; provided, that Purchaser shall not be required to extend the Offer beyond August 15, 2002.

                  (c) No fraction of a share of Parent Common Stock will be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, but in lieu thereof each tendering stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) in the Offer (including any tendering stockholder during any subsequent offering period under Rule 14d-11) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (x) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) and (y) Average Parent Stock Price. The "Average Parent Stock Price" shall be equal to the average closing price of one share of Parent Common Stock on The New York Stock Exchange (the "NYSE") as reported in The Wall Street Journal, for the 18 trading days immediately preceding the second trading day prior to the initial scheduled expiration date of the Offer.

                  (d) As soon as practicable after the date of this Agreement, Parent and Purchaser shall file with the SEC (i) a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the

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

Offer, which registration statement shall include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (together with all supplements and amendments thereto and the final prospectus, the "Form S-4") and (ii) a Tender Offer Statement on Schedule TO (together with all supplements and amendments thereto, the "Schedule TO") on the commencement date of the Offer, which will reflect the existence of this Agreement and any other related documents, including the offer to purchase and forms of the related letter of transmittal and summary advertisement, and will incorporate by reference all or part of the Form S-4 and the form of the related letter of transmittal (together with the Form S-4, the Schedule TO and any supplements or amendments thereto, the "Offer Documents"). Parent and Purchaser shall use their reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. Parent and Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to the stockholders of the Company to the extent required by applicable United States federal securities laws. The Company shall promptly provide Parent and Purchaser with such information concerning the Company as may reasonably be requested in connection with the preparation of the Form S-4 and Schedule TO. Parent and Purchaser agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Purchaser with respect to information supplied by the Company or any of its stockholders for inclusion or incorporation by reference in the Offer Documents. Each party hereto shall promptly supplement, update and correct any information provided by it for use in the Offer Documents if and to the extent that it is or shall have become incomplete, false or misleading. In any such event, Parent and Purchaser shall take all steps necessary to cause the Offer Documents as so supplemented, updated or corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, as and to the extent required by applicable United States federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents and each supplement, amendment or response to comments with respect thereto, in each case, prior to their being filed with or delivered to the SEC or disseminated to the stockholders of the Company, and Parent and Purchaser shall consider such comments in good faith. Parent and Purchaser agree to provide the Company and its counsel a copy of any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  (e) Parent shall provide, or cause to be provided to Purchaser, on a timely basis the funds and shares of Parent Common Stock necessary to accept for payment, and pay for, any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer. If following consummation of the Offer, Purchaser shall not own a sufficient number of shares of Voting Common Stock to enable it to effect a short-form merger of the Company into Purchaser pursuant to Section 253 of the DGCL, Purchaser shall (and Parent shall cause Purchaser to) convert all shares of Class B Common Stock acquired by Purchaser in the Offer into shares of Voting Common Stock if such

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

exercise or conversion would enable Purchaser to effect a short-form merger of the Company into Purchaser pursuant to Section 253 of the DGCL.

                  (f) Each of Parent and Purchaser shall be entitled to deduct and withhold from the Offer Price payable to a holder of Shares pursuant to the Offer such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Purchaser, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser, as the case may be.

                  (g) For purposes of all dividends or other distributions declared on Parent Common Stock with a record date following the Consummation of the Offer, each holder of shares of Company Common Stock validly tendered pursuant to the Offer shall be deemed to be the holder of all shares of Parent Common Stock issuable to such holders as Offer Consideration effective at the Consummation of the Offer.

         Section 1.2 Company Action.

                  (a) The Company hereby consents to the Offer and the Merger and to the inclusion in the Offer Documents and related documents of the recommendation of the Company Board set forth in Section 3.3(b) hereof and represents that: (i) the Company Board has (x) at a meeting duly called and held or by way a meeting in accordance with the Bylaws of the Company approved and adopted this Agreement and the transactions contemplated herein, including the Offer and the Merger, (y) resolved to recommend acceptance of the Offer and adoption and approval of this Agreement and the Merger by the Company's stockholders, and (z) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company; and (ii) First Union Securities, Inc., acting under the tradename Wachovia Securities (the "Independent Advisor") has delivered to the Company Board a written opinion that the consideration to be received by the Company's unaffiliated stockholders pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

                  (b) As soon as practicable on the day that the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all supplements and amendments thereto, the "Schedule 14D-9") which shall reflect the recommendation of the Company Board set forth in Section 3.3(b) hereof. The Schedule 14D-9 shall comply in all material respects with the requirements of the applicable United States federal securities laws and the rules and regulations promulgated thereunder, shall contain an opinion of the Independent Advisor as discussed in
Section 3.3(c), and on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9. Each party shall promptly supplement, update and correct any information

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

provided by it for use in the Schedule 14D-9 if and to the extent that it is or shall have become incomplete, false or misleading. In any such event, the Company shall take all steps necessary to cause the Schedule 14D-9 as so supplemented, updated or corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, as and to the extent required by applicable United States federal securities laws. Parent, Purchaser and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and each supplement, amendment or response to comments with respect thereto prior to its being filed with or delivered to the SEC or disseminated to the stockholders of the Company, and the Company shall consider such comments in good faith. The Company agrees to provide Parent, Purchaser and their counsel a copy of any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                  (c) In connection with the Offer, the Company shall (or shall cause its transfer agent to) promptly furnish to Purchaser mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of Shares as of a recent date and shall furnish Purchaser with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Purchaser and their respective affiliates, associates, agents and advisors shall hold in confidence the information contained in any such labels, listings and files and will use such information only in connection with the Offer and the Merger and any proceedings related thereto and the consummation thereof, and, if this Agreement shall be terminated will, upon written request, deliver to the Company all copies of such information and any extracts or summaries from such information then in their possession and control.

         Section 1.3 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.4), the Company will be merged with and into Purchaser (the "Merger"). As a result of the Merger pursuant to this
Section 1.3(a), the separate corporate existence of the Company shall cease and Purchaser shall continue as the surviving corporation of the Merger. In its capacity as the surviving corporation of such Merger, Purchaser is sometimes referred to herein as the "Surviving Corporation."

                  (b) If the Parent Reorganization Opinion Condition is not satisfied, Parent shall have the right to reverse the direction of the Merger described in Section 1.3(a) so that Purchaser will be merged with and into the Company (the "Parent Reverse Merger Option"). If the Company Reorganization Opinion Condition is not satisfied, the Company shall have the right to reverse the direction of the Merger described in Section 1.3(a) so that Purchaser will be merged with and into the Company (the "Company Reverse Merger Option"). If the Parent Reverse Merger Option or the Company Reverse Merger Option is exercised, (i) references in this Agreement to the "Merger" shall be to the merger transaction described in this Section 1.3(b), (ii) as a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger, and (iii) references in this Agreement to the "Surviving Corporation" shall be to the

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

Company in its capacity as the surviving corporation of the Merger. For purposes of this Section 1.3(b), the "Parent Reorganization Opinion Condition" will be satisfied if Parent receives the opinion of McDermott, Will & Emery described in
Section 5.21(b), and the "Company Reorganization Opinion Condition" will be satisfied if the Company receives the opinion of Kirkland & Ellis described in
Section 5.21(b).

         Section 1.4 Effective Time: Closing. Subject to the terms and conditions set forth in this Agreement, as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (or certificate of ownership and merger, as the case may be) (the "Certificate of Merger") with the Secretary of State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL (including, if possible, the procedures permitted by Section 253 thereof). The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the parties hereto agree in writing shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). The closing of the Merger (the "Closing") shall be held on the date of such filing at 9:30 a.m., Central Time, at the offices of McDermott, Will & Emery, counsel for Parent and Purchaser, at 227 West Monroe Street, Chicago, Illinois 60606, or at such other time and location as the parties shall otherwise agree.

         Section 1.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         Section 1.6 Conversion of Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities:

                  (a) each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by the Company (whether or not owned as treasury stock) or any subsidiary of the Company, (ii) Shares owned by Parent, Purchaser or any other subsidiary of Parent or Purchaser, if any, and
(iii) Dissenting Shares (as defined in Section 1.6(d)) (the shares described in clauses (i) through (iii) above being hereinafter referred to collectively as, the "Excluded Shares")) shall be canceled and, subject to Section 1.6(d), shall be converted automatically into the right to receive, for each Share (x) an amount in cash equal to the Cash Consideration, and (y) the Stock Consideration (such cash amount and number of shares of Parent Common Stock, the "Merger Consideration");

                  (b) each Excluded Share (other than any Dissenting Share) shall be canceled and cease to exist and no payment or distribution shall be made with respect thereto;

                  (c) each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share, par value $.01 per share, of common stock of the Surviving Corporation; and

                  (d) anything in this Agreement to the contrary notwithstanding, any issued and outstanding Shares held by a Person immediately prior to the Effective Time (a "Dissenting Stockholder") who complies with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of their Shares in accordance with Section 262 of the DGCL (the Shares held by such a Dissenting Stockholder, "Dissenting Shares") shall not be converted as described in Section 1.6(a) but shall become, by virtue of the Merger, the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. Provided a Dissenting Stockholder complies with the provisions of the DGCL, such Dissenting Stockholder shall have with respect thereto solely the rights provided under
Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in each case pursuant to Section 262 of the DGCL, each of such Shares shall be deemed to have been converted as of the Effective Time into the right to receive, upon surrender of the certificates evidencing such Shares in accordance with Section 1.8, the Merger Consideration. The Company shall give Parent and Purchaser (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent and Purchaser, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 1.7 Stock Options. On or prior to the Effective Time the Company shall take all actions necessary to cause, pursuant to and consistent with the Company's 1998 Long-Term Performance Incentive Plan (the "Company Stock Option Plan") to the extent permissible under applicable law, all outstanding options to acquire shares of Voting Common Stock that were granted under the Company Stock Option Plan (the "Company Options") to be exercisable in full immediately prior to the Effective Time. On or prior to the Effective Time the Company shall take all actions necessary to cause each Company Option to be converted into and become the right to receive:

                           (i) an  amount  in cash (the  "Cash  Option  Amount")
                  determined by dividing (x) the product of (A) the excess, if any, of the Offer Price over the applicable exercise price per share of such Company Option and (B) the number of shares of Voting Common Stock into which such Company Option would have been exercised had the holder thereof exercised such Company Option in full immediately prior to the Effective Time, by (y) 2; and

                           (ii) a  number  of  validly  issued,  fully  paid and
                  nonassessable shares of Parent Common Stock determined by dividing (x) the Cash Option Amount by (y) the Average Parent Stock Price.

Each such Company Option shall thereafter be canceled and be of no further force or effect except for the right to receive the Cash Option Amount and the shares of Parent Common Stock described in clause (ii) above (such cash and number of shares, the "Option Consideration"). Parent shall cause the Surviving Corporation to pay any Option Consideration payable under this Section 1.7 in accordance with Section 1.8(h) below.

         Section 1.8 Surrender of Shares; Stock Transfer Books.

                  (a) Prior to the Effective Time, Parent and Purchaser shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares for the purpose of paying the Merger Consideration to which such holders shall become entitled pursuant to Section 1.6(a) upon surrender of the certificates evidencing such Shares. Parent and/or Purchaser will deposit, or cause to be deposited, as needed, with the Paying Agent (i) certificates representing shares of Parent Common Stock and (ii) an amount in cash, sufficient to provide all shares of Parent Common Stock and all funds necessary for the Paying Agent to make payment of the Merger Consideration pursuant to
Section 1.6(a) (the "Fund"). The Paying Agent shall make the payments provided in Section 1.6(a).

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.6(a): (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Share Certificates") shall pass, only upon proper delivery of the Share Certificates, to the Paying Agent); and (ii) instructions for use in effecting the surrender of the Share Certificates pursuant to such letter of transmittal in exchange for a payment of the proper Merger Consideration pursuant to Section 1.6(a). Upon surrender to the Paying Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Share Certificate, and such Share Certificate so surrendered shall then be canceled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Excluded Shares) shall, at and after the Effective Time, represent for all purposes, only the right to receive upon such surrender the Merger Consideration represented by such Share Certificate, as contemplated by this Section 1.8. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Share Certificate with respect to the Merger Consideration payable upon the surrender of any such certificate. If payment of the Merger Consideration is to be made to a Person other than the Persons in whose name the surrendered Share Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Share Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the Persons requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                  (c) At any time following the sixth (6th) month after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Parent (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Share Certificates held by such holder. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, Purchaser, or the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Share Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I. From and after the Effective Time, except for Parent and Purchaser, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law, and all consideration paid pursuant to this Article I upon the surrender or exchange of Share Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Share Certificate.

                  (e) Parent, Purchaser, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares and/or Company Options such amounts that Parent, Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Purchaser, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares and/or Company Options in respect of which such deduction and withholding was made by Parent, Purchaser, the Surviving Corporation or the Paying Agent.

                  (f) Parent, as sole stockholder of Purchaser, shall upon surrender to the Surviving Corporation of certificates representing the common stock, $.01 par value per share, of Purchaser, receive a certificate representing the number of shares of common stock of the Surviving Corporation into which the common stock of Purchaser shall have been converted pursuant to
Section  1.6(c).

                  (g) In the event that any Share Certificate shall have been lost, stolen, or destroyed, the Paying Agent shall pay, upon the making of an affidavit of that fact by the holder thereof, in form and substance reasonably acceptable to Parent, the proper Merger Consideration as may be required pursuant to Section 1.6, provided that Parent may, in its reasonable discretion, require the delivery of a suitable indemnity or surety bond.

                  (h) Promptly  following  the  Effective  Time,  the  Surviving
Corporation shall cause to be mailed to each holder of Company Options the Option Consideration payable with respect to all Company Options held by such holder reduced by all amounts required to be withheld on account of the holder's exercise of such Company Options which shall be cancelled and of no further force or effect after such payment and all rights thereto shall be deemed assigned to Purchaser.

                  (i) No fraction of a share of Parent Common Stock will be issued in connection with the payment of the Merger Consideration or Option Consideration, but in lieu thereof each holder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder or option holder) in the Merger shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (x) that fraction of a share of Parent Common Stock to which such stockholder or option holder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder or option holder) and (y) the Average Parent Stock Price.

                  (j) No dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid in respect of any Company Common Stock formerly represented by a Share Certificate until such Share Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable escheat or similar laws, following surrender of any such Share Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Stock, less the amount of any withholding taxes which may be required thereon. Notwithstanding any other provision in this Agreement, none of Parent, Purchaser or the Company shall be liable to any Person with respect to the Offer Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar law. Any amounts of the Merger Consideration remaining unclaimed by the stockholders of the Company nine months after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The certificate of incorporation of Purchaser (if the Merger is pursuant to Section 1.3(a)) or the Company (if the Merger is pursuant to Section 1.3(b)) shall be amended in the Merger to read as set forth on Exhibit A hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL.

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

         Section 2.2 Bylaws. The bylaws of Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL.

         Section 2.3 Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Purchaser at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Purchaser at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         With such exceptions as are set forth in the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and Purchaser concurrently with the execution of this Agreement (it being understood that if any information is disclosed on one particular section of the Company Disclosure Schedule from which it is reasonably apparent, based on the express description included in such disclosure, that such information should apply to another section of the Company Disclosure Schedule, then such information shall be deemed to have been disclosed with respect to such other section of the Company Disclosure Schedule regardless of whether or not a specific cross reference is made thereto), the Company represents and warrants to Parent and Purchaser, as of the date hereof and as of the expiration of the Offer, as follows:

         Section 3.1 Organization and Standing. Each of the Company and each subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure thereof would not be reasonably expected to have a Company Material Adverse Effect. For the purpose of this Agreement, "Company Material Adverse Effect" shall mean any change, event or effect shall have occurred (including litigation) that would or would reasonably be expected to be materially adverse to the business, assets, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or prevent or materially delay the ability of the Company to perform its obligations under this Agreement; provided, however, that Company Material Adverse Effect shall not include an event or effect (financial or otherwise) (x) resulting from any adverse change in general economic conditions or relating to those industries specific to the business of the Company and its subsidiaries, except those events or effects that adversely affect the Company and its subsidiaries to a materially greater extent than they affect other businesses principally engaged in the Company and its subsidiaries' principal lines of business, (y) resulting from the public announcement of the transactions contemplated by this Agreement, or (z) relating to or resulting from any action taken by or at the written direction of Parent or Purchaser. The Company has made available to Parent and Purchaser true and complete copies of its certificate of incorporation (the "Company Certificate of Incorporation") and bylaws (the "Company Bylaws") and the certificate of incorporation and bylaws

(or equivalent organizational documents) of each subsidiary, each as amended to date. The Company Certificate of Incorporation, the Company Bylaws, and the certificate of incorporation, bylaws or equivalent organizational documents of its subsidiaries are in full force and effect, and neither the Company nor any subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

         Section 3.2 Capitalization. The authorized capital stock of the Company consists of 20,774,000 shares of Voting Common Stock and 11,842,000 shares of Class B Common Stock. As of April 30, 2002 there were: (i) 8,414,660 shares of Voting Common Stock and 11,396,046 shares of Class B Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights and all of which were issued in compliance with applicable securities laws and regulations and applicable contracts; (ii) 11,396,046 shares of Voting Common Stock authorized and reserved for issuance upon conversion of the shares of Class B Common Stock; (iii) 65,300 Company Options outstanding pursuant to the Company Stock Option Plan, each such option entitling the holder thereof to purchase one share of Voting Common Stock; and
(iv) 65,300 shares of Voting Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Options. The Company Disclosure Schedule sets forth a true and complete list of the outstanding Company Options, including the exercise prices thereof, and except as set forth above and except for the Purchaser Option, there are not now, and at the Effective Time there will not be, any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any subsidiary or obligating the Company or any subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any Shares, Company Options or any capital stock of the Company or any subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Persons. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of the Company or any subsidiary are issued and outstanding. Except as set forth in the Company Disclosure Schedule, the Company does not own an equity interest in any corporation, partnership or other entity, except that the Company owns beneficially and of record all the issued and outstanding capital stock of each subsidiary. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 sets forth a complete list of the Company's subsidiaries. Each outstanding share of capital stock of each subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another subsidiary of the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (except for (i) any liens, encumbrances or restrictions which secure indebtedness which is properly reflected in the Most Recent Balance Sheet, (ii) any liens for Taxes that have accrued but are not yet payable or are being contested in good faith (and for which adequate reserves have been established on the Most Recent Balance Sheet (as defined in Section 3.11 below), and (iii) any restrictions on the transfer of such capital stock arising under Federal, state or foreign securities laws). Except as set forth in the Company Disclosure Schedule, the Company is not a party to any stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company and, to the knowledge of the Company, no such agreements, trusts or understandings exist.

         Section 3.3 Authority for Agreement.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Offer, the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Offer, the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of holders of a majority of the then outstanding shares of Voting Common Stock and the filing and recordation of appropriate merger documents as may be required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Voting Common Stock is the only vote of the holders of any class or series of the Company's capital stock that may be necessary to approve this Agreement, the Offer and the Merger.

                  (b) The Company Board has approved and adopted resolutions approving this Agreement and the transactions contemplated herein, including the Offer and the Merger, determining that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders tender their Shares pursuant to the Offer and vote for the approval and adoption of this Agreement and the Merger to the extent required by the DGCL.

                  (c) The Company Board has received the written opinion of the Independent Advisor that the consideration to be received by the Company's unaffiliated stockholders pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by the Independent Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9, and the Proxy Statement, so long as such inclusion is in

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

form and substance reasonably satisfactory to the Independent Advisor and its counsel.

         Section 3.4 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Offer and the Merger and the other transactions contemplated by this Agreement will not (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of its subsidiaries, (ii) conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien, claim, charge, security interest or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to any note, bond, loan or credit agreement, mortgage, indenture, lease, license, permit, franchise, or other instrument or agreement, obligation, commitment, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of any of them is bound or affected, except (A) in the case of clause
(iii) above, as described in the Company Disclosure Schedule, and (B) in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as described in the Company Disclosure Schedule, neither the Company nor any subsidiary is a party to any agreement that limits the ability of the Company or any subsidiary to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time in any material respect.

         Section 3.5 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") except (i) for applicable requirements, if any, of the Securities Act or the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") filing and recordation of appropriate merger documents as required by the DGCL and the laws of other states in which the Company is qualified to do or is doing business,
(ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.6 Compliance. Except as set forth in the Company Reports (as defined in Section 3.7), each of the Company and its subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, and is not in violation of any order of any Governmental Entity issued against the Company or any subsidiary of the Company or any of their respective properties or assets and (ii) is not in default, in conflict with or in violation (and no event has occurred which, with notice or lapse of time or both, would constitute a default, conflict or violation) of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such noncompliance, conflicts, defaults or violations pursuant to (i) or (ii) above that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.7 Reports and Financial Statements.

                  (a) The Company has timely filed all forms, reports, schedules and documents required to be filed by it with the SEC and has heretofore made available to Parent (other than preliminary materials), in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, respectively, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999, and (iii) all other forms, reports and other registration statements filed by the Company with the SEC after January 1, 1999 and before the Effective Time, including, without limitation, the Form 10-K for the fiscal year ended December 31, 2001 (the "2001 Annual Report") (the forms, reports and other documents referred to in clauses (i), (ii) and (iii) above, together with any amendments or supplements thereto filed before the Effective Time, being referred to herein, collectively, as the "Company Reports"). The Company Reports (i) were prepared, in all material respects, in accordance  with,  and  complied  in all  material  respects  with,  as of their respective dates (including the filing date of any amendments or the date a document became effective with the SEC, if applicable), the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary is required to file any form, report or other document with the SEC. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Company Reports.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports complies in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and each fairly presented in all material respects (subject to, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which are material) the consolidated financial position, results of operations, stockholders' equity and cash flows of the Company and the subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

                  (c) Except as disclosed in the Company Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Company Reports, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of its subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Company prepared in accordance with GAAP except liabilities expressly incurred in connection with the transactions contemplated by this Agreement and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4, the Schedule TO, the Offer Documents, the Proxy Statement (as defined in Section 5.10) (if applicable), or in the Schedule 14D-9 will, at the date such documents are first published or sent or delivered to stockholders, and at the date such document is amended or supplemented or became effective with the SEC, and, with respect to the Proxy Statement, on the date first mailed to stockholders and on the date of the stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 and the Proxy Statement (if applicable) will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference in any of the foregoing documents.

         Section   3.9  Absence  of  Certain   Changes  or  Events.   Except  as
contemplated by this Agreement or as disclosed in the Company Disclosure Schedule, since December 31, 2001, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been: (i) any event or occurrence of any condition that has had, would have or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any subsidiary, or any redemption, purchase or other acquisition of any of the Company's securities, or any amendment of any term of any security of the Company or a subsidiary, (iii) any change in accounting methods, principles or practices (or any disagreement with the Company's independent public accountants with respect to such methods, principles or practices) employed by the Company (except insofar as such change may be required by a change in GAAP), or (iv) any action or event that would be a breach of Section 5.1 had such action or event occurred prior to the execution of this Agreement. Neither the Company nor any of its subsidiaries have agreed or committed in writing to take any of the actions described in the preceding clauses (ii) through (iv).

         Section 3.10 Taxes. The Company and each of its subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries has been a member) have timely filed with the appropriate Governmental Entities all Federal and state income tax returns required to be filed by any of them, and all such Tax Returns are true, correct and complete in all material respects. All Taxes of the Company and its subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP. The Most Recent Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and no Tax claims or assessments have been proposed, asserted or assessed against the Company or any of the subsidiaries that are not adequately reserved for, except to the extent that such Tax claims or assessments, if upheld, individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule: (i) no Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of its subsidiaries; (ii) each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles; (iii) there are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except liens relating to current Taxes not yet due and payable;
(iv) except for amounts which are not material, all Taxes which the Company or any of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and paid to the appropriate taxing authority; (v) none of the Company or any of its subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; (vi) to the knowledge of the Company, no written claim has been made by any taxing authority in a jurisdiction where the Company and its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation in that jurisdiction, other than such claims which would not reasonably be expected to have a Company Material Adverse Effect; and (vii) the Company will not be obligated to make any payments in connection with the Offer or Merger that would be treated as "excess parachute payments" within the meaning of Section 280G of the Code. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and
(b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (a) the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) the Company from delivering to Kirkland & Ellis a representation letter in the form attached to the Form of Company Tax Opinion (defined below) with such modifications as may be necessary to reflect the exercise, if any, of the Purchaser Option (as defined below). Attached as Exhibit C hereto is a form of opinion addressed to the Company (the "Form of

Company Tax Opinion") to be delivered by Kirkland & Ellis, special counsel to the Company, dated as of the date that includes the Effective Time and based on the assumptions set forth therein and on certain representations to be provided by the Company and the Parent (pursuant to representation letters the form of which is attached to the Form of Company Tax Opinion), to the effect that (i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) the Company, Parent and Purchaser each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         Section 3.11 Title to Assets.

                  (a) Except as set forth in the Company's balance sheet (including any related notes thereto) dated December 31, 2001 included in the Company's 2001 Annual Report (the "Most Recent Balance Sheet"), the Company and each of its subsidiaries have good and marketable title to all of their real and personal properties and assets reflected on the Most Recent Balance Sheet, free and clear of all title defects, liens, claims, charges, encumbrances and restrictions, except for the following (each, a "Permitted Lien"): (i) liens, encumbrances or restrictions which secure indebtedness which is properly reflected in the Most Recent Balance Sheet; (ii) liens for Taxes accrued but not yet payable or being contested in good faith (and for which adequate reserves have been established on the Most Recent Balance Sheet); (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2001, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate do not materially impair the value of the underlying asset or otherwise effect its use. The Company and each of its subsidiaries either own, or have valid leasehold interests in, and are in possession of, all tangible, personal and real properties and assets used by them in the conduct of their business, and each of the Company and its subsidiaries are in compliance with all material terms of all leases to which it is a party, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, by the lessor, except where such default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, the Company's and each subsidiary's building, equipment and other tangible assets are in good operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of their respective business.

                  (b) Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any legal obligation, absolute or contingent, to any other Persons to sell or dispose of any of its assets, other than in the ordinary and regular course of business consistent with prior practice.

         Section 3.12 Change of Control Agreements. Except (i) for the acceleration of the unvested portion of any Company Options, (ii) for payments in the aggregate amount of approximately $2.8 million to be made under the Company's Executive Deferral Plan and Long-Term Bonus Plan (collectively, the "Compensation Plans") (which payments have been adequately accrued on the Most Recent Balance Sheet), and (iii) without duplication, as set forth on the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company. Except as set forth in the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, or create any other detriment under the terms, conditions or provisions of any contract or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

         Section 3.13 Litigation. There are no suits or indictments, or administrative, arbitration or other proceedings, ("Litigation") (or, to the knowledge of the Company, any claims, actions or investigations) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration,) against or relating to the Company or any of its subsidiaries, except in each case, for those matters which are disclosed and accurately described in the 2001 Annual Report or as disclosed in the Company Disclosure Schedule, none of which, if adversely determined would reasonably be expected to have a Company Material Adverse Effect (without regard to clause (y) of the proviso to the definition of Company Material Adverse Effect).

         Section 3.14 Contracts and Commitments. All material contracts of the Company and its subsidiaries have been included and accurately described in the 2001 Annual Report ("Material Contracts"), except for those contracts not required to be described or filed pursuant to the rules and regulations of the SEC. The Company has made available true, correct and complete copies of all Material Contracts to Parent and Purchaser. Except as set forth in the Company Disclosure Schedule, no Material Contract will, by its terms, terminate as a result of the transactions contemplated by this Agreement or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time. None of the Company or any of its subsidiaries and, to the knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease, license, permit, franchise, bank or other contract agreement, obligation, commitment, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of any of them is bound or affected, except for violations or defaults that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.15 Employee Benefit Plans. All employee benefit plans, compensation arrangements and other material benefit arrangements covering employees of the Company or any subsidiary, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any multi-employer plan within the meaning of Section 3(37) of ERISA; employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, material fringe benefit, incentive, insurance, welfare or other similar arrangement to the extent material (the "Company Benefit Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of the Company or any subsidiary and which exceed $50,000 per annum are set forth in the Company Disclosure Schedule. With respect to each Company Benefit Plan, the Company has made available to Parent and Purchaser a current, accurate and complete copy (or where no copies are available, a description) of such plan, and, where applicable: (a) any related trust agreement or insurance or annuity contracts; (b) the most recent determination letter; (c) a summary plan description; (d) the most recent audited financial statement with respect to each such Company Benefit Plan that is required to have an audited financial statement; and (e) copies of the most recent (i) actuarial report with respect to each Company Benefit Plan that is required to have an actuarial report; and (ii) annual report (Form 5500) and any related schedules with respect to each Company Benefit Plan required to file an annual report. Any of the Company Benefit Plans intended to be qualified under
Section 401(a) of the Code has received a determination letter and, continues to satisfy the requirements for such qualification. Each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA, the Code and other applicable laws to the extent applicable thereto, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, anticipated, litigation against or otherwise involving any of the Company Benefit Plans and no litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for and reserved against in the Company's financial statements. Except as disclosed in the Company Disclosure Schedule, none of the Company or any of its subsidiaries has any obligation to provide any health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Part 6 of Subtitle B of Title I of ERISA ("COBRA") or similar applicable law. Except as set forth in the Company Disclosure Schedule, none of the Company or its subsidiaries has in force any company-owned life insurance policies. To the knowledge of the Company: (i) no Company Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service, and (ii) there are no matters pending before the Pension Benefit
Guaranty Corporation. To the knowledge of the Company, there have been no prohibited transactions (as defined in Section 4975 of the Code or Section 406 of ERISA), and no excise tax is due under Chapter 43 of the Code, with respect to any Company Benefit Plan. Neither the Company nor any member of the controlled group of corporations that include the Company (as determined under Section 414(b) of the Code) nor any other entity under common control with the Company (as determined under Section 414(c) of the Code) has incurred under liability under Section 4201 of ERISA for a withdrawal from a multiemployer plan or any liability to the PBGC or otherwise under Title IV of ERISA other than for premium payments not yet due. Except as set forth in the Company Disclosure Schedule, the market value of assets under each Company Benefit Plan that is subject to Title IV of ERISA equals or exceeds the present value of all vested and non vested benefits thereunder, determined in accordance with PBGC methods, factors and assumptions applicable to a plan terminating on the date of determination.

         Section 3.16 Labor and Employment Matters. Except as set forth on the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts or understanding with a labor union or labor organization. Except for such

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

matters described in the Company Disclosure Schedule, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries relating to their business,
(ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or (iii) lockout, strike, slowdown, work stoppage or threats thereof by or with respect to such employees. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has committed any unfair labor practices in connection with the operation of their respective businesses, or has experienced within the past twelve (12) months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq. The Company has complied in all material respects with its payment obligations to all employees of the Company and its subsidiaries in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Company or subsidiary policy, practice, agreement, plan or program.

         Section 3.17 Environmental Compliance and Disclosure.

                  (a) Except for any matters set forth in the Company Disclosure Schedule or any other matters which individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of its subsidiaries is in material compliance with all applicable Laws relating to Environmental Matters (as defined below) ("Environmental Laws"); (ii) the Company and each of its subsidiaries has obtained, and is in compliance with, all licenses, permits, authorizations, consents and approvals required by applicable Environmental Laws; (iii) there are no past or present events, conditions, activities or practices that would prevent compliance or continued compliance with any Environmental Law or give rise to any Environmental Liability (as defined below); and (iv) there are no claims either by any Governmental Authority or any third party pending, or to the Company's knowledge, threatened against the Company or any of its subsidiaries arising from any Environmental Matter. The Company has provided to Purchaser all material environmental reports, audits and assessments, and all other material environmental documents, pertaining to the Company, its subsidiaries or any of their current or former facilities, to the extent the foregoing were issued after January 1, 1995 and are in the possession, custody or control of the Company or any of its subsidiaries, to the extent not subject to third party agreements.

                  (b) As used in this Agreement, the term "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment, including, without limitation, matters relating to, emissions, discharges, releases, exposures, or threatened releases of substances that are defined in any applicable Environmental Law as pollutants, contaminants, or hazardous or toxic materials or wastes including petroleum and its fractions, radiation and polychlorinated biphenols ("Hazardous Materials") into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Environmental Liability" means any liability or obligation arising under any Environmental Law, or under any other theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) arising from or relating to any Environmental Matters.

         Section 3.18 Intellectual Property.

                  (a) The Company Disclosure Schedule sets forth a true and complete list of (i) all United States and foreign patents, and registered trademarks, trade names, service marks, copyrights and applications therefor owned by the Company and its subsidiaries (the "Intellectual Property Rights") and (ii) all material license agreements pursuant to which United States or foreign patents, trademarks, trade names, service marks, or copyrights or applications therefor have been licensed to the Company or any of its subsidiaries (the "Licensed Rights"). Except as set forth in the Company Disclosure Schedule or to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse
Effect:

                           (1) The Company represents and warrants that (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any Persons or any obligation to grant rights to any Persons in exchange therefor and (ii) the Intellectual Property Rights and the Licensed Rights comprise all patented or registered intellectual property rights which are necessary to the conduct of the business of each of the Company and its subsidiaries as presently conducted.

                           (2) The business of each of the Company and its subsidiaries as presently conducted, and the use of the Intellectual Property Rights and Licensed Rights therein, does not, to the knowledge of the Company, infringe upon any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others.

                           (3) The consummation of the transactions contemplated hereby will not (A) constitute a breach under, result in the loss or impairment of, or any changes in the terms governing, any of the Intellectual Property Rights or any of the Licensed Rights, or (B) impair any right of the Company or a subsidiary to make, use, or license any of the Intellectual Property Rights. Except as set forth in the Company Disclosure Schedule, no Licensed Right will, by its terms, terminate as a result of the transactions contemplated by this Agreement or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time.

         (b) Except as set forth in the Company Disclosure Schedule, the Company does not know of any infringement, misappropriation or other unauthorized use by third parties of any of the Intellectual Property Rights or the Licensed Rights which would have, or be reasonably be expected to have a Company Material Adverse Effect.

         (c) The Company and each of its subsidiaries has taken all reasonable and necessary actions to maintain and protect its Intellectual Property Rights and Licensed Rights in the United States except for those actions, which the failure to take, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.19 Brokers. Except for fees and expenses of the Independent Advisor, no broker, finder, investment banker or other Persons or entity is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company's fee arrangements with the Independent Advisor have been disclosed to Parent. The fees described in this Section 3.19 for the Independent Advisor, together with all legal fees (other than legal fees incurred in connection with any litigation with respect to, arising from or related to the Offer and the Merger) and other expenses incurred by or on behalf of the Company in connection with the Offer and the Merger and the Closing thereof (all of which fees and expenses shall be paid by the Company contemporaneously with or prior to the Consummation of the Offer) will not exceed $3.2 million in the aggregate.

         Section 3.20 Antitakeover Statutes; Rights Plan. Each of the Company and the Company Board has taken all action, if any, required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL. The Company is not a party to or subject to any "poison pill," stockholder rights plan, rights agreement or similar agreement, instrument or plan.

         Section 3.21 Related Party Transactions. Except as set forth in the Company Reports filed prior to the date of this Agreement or as described in the Company Disclosure Schedule, since December 31, 2001, no event has occurred that is required to be reported by the Company pursuant to Item 402 or Item 404 of Regulation S-K promulgated by the SEC. Except as set forth in the Company Reports filed prior to the date of this Agreement or as described in the Company Disclosure Schedule, none of the Company or any of its subsidiaries is indebted to any director or executive officer of the Company or any of its subsidiaries (except for amounts due (i) as salaries and bonuses or under the Compensation Plans or other similar arrangements described in the Company Disclosure Schedule, or (ii) in reimbursement of ordinary business expenses or directors'
fees) and no such directors or executive officers are indebted to the Company or any of its subsidiaries or has the right to participate in the management, operations or profits of, any Person or entity which is a competitor, supplier, customer or distributor of the Company or any of its subsidiaries.

         Section 3.22 Customers and Suppliers. The Company Disclosure Schedule lists, as of the date hereof, the fifteen (15) largest customers and fifteen
(15) largest suppliers of the Company and its subsidiaries (on a consolidated basis) for the period January 1, 2001 through December 31, 2001 and sets forth opposite the name of each such customer and supplier the dollar volume and percentage of consolidated net sales or purchases (to the extent included in inventorable cost) attributable to such customer or supplier. Except as set forth in the Company Disclosure Schedule, none of the customers listed in the Company Disclosure Schedule has delivered written notice of (or to the Company's knowledge, communicated orally) an intention to stop, or materially decrease the rate of, purchasing materials, products or services from the Company or any of its subsidiaries. Except as set forth in the Company Disclosure Schedule, none of the suppliers listed in the Company Disclosure Schedule has delivered written notice of (or to the Company's knowledge, communicated orally) an intention to stop, or materially decrease the rate of, supplying materials, products or services (to the extent included in inventorable cost) to the Company or any of its subsidiaries.

         Section 3.23 Insurance. The Company maintains insurance policies of a nature and providing for such coverage as is customarily carried by companies of the size and character of the Company. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Except as set forth in the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries maintains any self-insurance or co-insurance programs. As of the date hereof, neither the Company nor any of its subsidiaries has any material disputed claim or claims with any insurance provider relating to any material claim for insurance coverage under any policy or insurance maintained by the Company or any of its subsidiaries.

         Section 3.24 Disclosure. The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or, to the knowledge of the Company (including knowledge of the Company obtained from third parties), omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

         Section 4.1 Organization and Standing. Each of Parent and Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure thereof would not be reasonably expected to have a Parent Material Adverse Effect. For the purpose of this Agreement, "Parent Material Adverse Effect" shall mean any change, event or effect shall have occurred (including litigation) that would or would reasonably be expected to be materially adverse to the business, assets, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole or prevent or materially delay the ability of Parent or the Purchaser to perform its obligations under this Agreement; provided, however, that Parent Material Adverse Effect shall not include an event or effect (financial or otherwise) (x) resulting from any adverse change in general economic conditions or relating to those industries specific to the business of the Parent and its subsidiaries, except those events or effects that adversely affect the Parent and its subsidiaries to a materially greater extent than they affect other businesses principally engaged in the Company and its subsidiaries' principal lines of business, (y) resulting from the public announcement of the transactions contemplated by this Agreement, or (z) relating to or resulting from any action taken by or at the direction of the Company.

         Section 4.2 Authority for Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement (including, in the case of Parent, the issuance of shares of Parent Common Stock (the "Share Issuance") as part of the Offer Consideration, the Merger Consideration and the Option Consideration). The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by Parent and Purchaser of the Offer, the Merger and the other transactions contemplated by this Agreement (including, in the case of the Parent, the Share Issuance), have been duly authorized by all necessary corporate action on the part of Parent and Purchaser and no other corporate proceedings (including by their respective stockholders) on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Offer, the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). All necessary stockholder approvals shall have been obtained by Parent for Parent or Purchaser to consummate the Offer, the Merger, or the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought.

         Section 4.3 Parent Capitalization; Consideration Shares

                  (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock. As of May 4, 2002, there were (i) 23,020,849 shares of Parent Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights and all of which were issued in compliance with applicable securities laws and regulations and applicable contracts, (ii) 3,711,160 shares of Parent Common Stock reserved for issuance in connection with equity awards granted or permitted to be granted pursuant to the Parent stock option plans or upon the exercise of stock options granted or permitted to be granted pursuant to the Parent stock option plans ("Parent Options"), and (iii) 8,984,983 shares of Parent Common Stock are held in treasury. Parent owns directly all of the authorized and outstanding shares of capital stock of Purchaser and there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Purchaser relating to the issued or unissued capital stock of the Purchaser.

                  (b) All outstanding shares of Parent Common Stock and the capital stock of each subsidiary is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and all of which were issued in compliance with all applicable laws and applicable contracts. The shares of

Parent Common Stock to be issued in the Share Issuance (the "Consideration Shares") will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable securities laws and regulations and applicable contracts. The consummation of the Offer and the Merger in accordance with this Agreement will not trigger the Rights Agreement between Parent and New York Trust Company as successor to Centerre Trust Company of St. Louis, dated June 24, 1986, as amended.

                  (c) When issued in accordance with this Agreement, (i) all of the Consideration Shares shall be free from any restriction on transfer other than restrictions arising under the Securities Act and any similar state securities laws, (ii) none of the certificates representing ownership of the Consideration Shares shall bear any restrictive legends, and (iii) neither Parent nor the Purchaser shall issue instructions to the transfer agent for the Parent Common Stock contrary to the foregoing, subject, in the case of the preceding clauses (ii) and (iii), to Section 5.15.

         Section 4.4 No Conflict. The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement (including, without limitation, the Share Issuance) will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Purchaser, (ii) conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of Parent or Purchaser is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of Parent or Purchaser is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

         Section 4.5 Required Filings and Consents. The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement (including, in the case of Parent, the Share Issuance) by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, filing and recordation of appropriate merger documents as required by the DGCL, the laws of other states in which Parent or Purchaser is qualified to do or is doing business, (ii) for those required by the HSR Act, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of any of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

         Section 4.6 Compliance. Except as set forth in the Parent Reports (as defined in Section 4.7), each of Parent and its subsidiaries (i) has been operated at all times in compliance with all Laws applicable to Parent or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any property or asset of Parent or any of its subsidiaries is bound or affected, except for any such noncompliance, conflicts, defaults or violations pursuant to (i) or (ii) above that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.7 Parent Reports and Financial Statements.

                  (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1999 (collectively, together with all financial statements included or incorporated by reference therein, the "Parent Reports"). The Parent Reports (i) were prepared, in all material respects, in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and each fairly presented in all material respects (subject to, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which are material) the consolidated financial position, results of operations, stockholders' equity and cash flows of Parent and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

                  (c) Except as disclosed in the Parent Disclosure Schedule, at the date of the most recent audited financial statements of the Parent included in the Parent Reports, neither the Parent nor any of its subsidiaries had, and since such date neither the Parent nor any of its subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Parent prepared in accordance with GAAP except liabilities expressly incurred in connection with the transactions contemplated by this Agreement and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in the Form S-4, the Schedule TO, the Schedule 14D-9 or the Proxy Statement will, at the date such documents are first published or sent or delivered to stockholders, and at the date such document is amended or supplemented or becomes effective with the SEC, and, with respect to the Proxy Statement, on the date first mailed to stockholders and on the date of the stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Schedule TO will comply in all material respects with the requirements of the Securities Act and the
Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in any of the foregoing documents.

         Section 4.9 Absence of Certain Changes or Events. Except as set forth in the Parent Reports, since December 31, 2001, Parent and its subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any of its subsidiaries (other than (A) cash dividends to the Parent's stockholders in the ordinary course of business and consistent with past practice, and (B) dividends by a wholly owned subsidiary of Parent to Parent or another wholly owned subsidiary of Parent), or (iii) any material change in accounting methods, principles or practices (or any disagreement with the
Company's independent public accountants with respect to such methods, principles or practices) employed by Parent (except insofar as such change may be required by a change in GAAP).

         Section 4.10 Taxes. Parent and each of its subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which Parent or any of its subsidiaries has been a member) have timely filed with the appropriate Governmental Entities all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct and complete, except for such instances which individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. The most recent consolidated balance sheet of Parent and its subsidiaries included in the Parent Reports reflects an adequate reserve for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and no Tax claims or assessments have been proposed, asserted or assessed against Parent or any of the subsidiaries that are not adequately reserved for, except to the extent that such Tax claims or assessments, if upheld, individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect. Neither the Parent nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (a) the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) the Parent from delivering to McDermott, Will & Emery a representation letter in the form attached to the Form of Parent Tax Opinion (defined below) with such modifications as may be necessary to reflect the exercise, if any, of the Purchaser Option (as defined below).

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

Attached as Exhibit D hereto is a form of opinion addressed to the Parent (the "Form of Parent Tax Opinion") to be delivered by McDermottt, Will & Emery, counsel to Parent, dated as of the date that includes the Effective Time and based on the assumptions set forth therein and on certain representations to be provided by the Parent and the Company (pursuant to representation letters the form of which is attached to the Form of Parent Tax Opinion), to the effect that
(i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) the Parent, the Purchaser and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         Section 4.11 Litigation. There is no Litigation (or, to the knowledge of Parent, any claims, actions or investigations) pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration,) against or relating to Parent or any of its subsidiaries, except in each case as disclosed in the Parent Reports, none of which, if adversely determined would reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.12 Adequate Cash Resources and Authorized Stock. Parent has adequate resources for obtaining and providing the aggregate Offer Consideration, Merger Consideration and Option Consideration, in each case to the extent required to be paid in cash, in the amount and at the time required under this Agreement. Parent has a sufficient number of authorized but unissued shares of Parent Common Stock in order to effectuate the Share Issuance.

         Section 4.13 Brokers. No broker, finder, investment banker or other Persons or entity is entitled to any brokerage, finder's or other fee or commission payable by the Company or any of its affiliates in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Purchaser or any of their respective affiliates.

         Section 4.14 Purchaser Activities. Purchaser was organized solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement, the Offer and the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of the Company Pending the Merger.

                  (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, except as expressly permitted in or required by this Agreement, or as set forth in the Company Disclosure Schedule, or, unless Parent shall otherwise agree in writing in advance, which consent shall not be unreasonably withheld or delayed, (i) the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its

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

subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice (it being understood that the foregoing does not cover future events resulting from the public announcement of the Offer and the Merger and does not permit the Company to continue any efforts to sell all or substantially all of the assets or business of the Company through a sale of assets, stock or merger transaction or otherwise, except as otherwise provided in Section 5.5), (ii) the Company and its subsidiaries shall use all reasonable best efforts to preserve intact their business organizations, to keep available the services of their current officers, employees and agents and to preserve the current relationships of the Company and its subsidiaries with customers, suppliers, licensors, licensees and other Persons with which the Company or its subsidiaries has significant business relations as well as with officials and employees of government agencies and other entities which regulate the Company and any of its subsidiaries and their businesses, (iii) the Company will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, and (iv) the Company shall not commit to any significant capital expenditures in excess of $1,000,000 in the aggregate in accordance with the Company's business plan for 2002.

                  (b) Except as otherwise permitted pursuant to this Agreement, the Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its subsidiaries to:

                           (i) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by a wholly owned subsidiary of the Company to the Company;

                           (ii) split,  combine or reclassify any of its capital
                  stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                           (iii)  purchase,  redeem  or  otherwise  acquire,  or
                  permit  any  subsidiary  to  purchase,   redeem  or  otherwise
                  acquire, any shares of its capital stock;

                           (iv) issue,  deliver or sell, or authorize or propose
                  the issuance, delivery or sale of, any shares of its capital stock or any equity interests or securities convertible into any such shares of its capital stock, or any rights, warrants, options, calls or commitments to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Voting Stock upon the exercise of Company Options outstanding as of the date of this Agreement or upon the conversion of any Class B Common Stock outstanding as of the date of this Agreement;

                           (v) take any action  that  would  make the  Company's
                  representations and warranties set forth in Article III not true and correct in any material respect (without reference to the qualifications of materiality or Company Material Adverse

                  Effect contained therein) or result in any of the Offer Conditions not being satisfied, or omit, or agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time or to prevent any such condition from not being satisfied;

                           (vi) amend its certificate of incorporation or bylaws
                  or other equivalent organizational documents;

                           (vii) incur,  assume or prepay any  indebtedness  for
                  borrowed money or guaranty any such indebtedness or obligation of another Person, other than (A) borrowings under existing lines of credit for working capital consistent with past practices not in excess of $1,000,000, (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company or (C) letters of credit issued in the ordinary course of business consistent with past practice, including any reimbursement obligations related thereto;

                           (viii) make or forgive any loans, capital contributions, investments or advances (other than the advancement of travel expenses in the ordinary course of business and consistent with past practice) to any other
                  Persons, other than advances to employees (that are not affiliates of the Company) in accordance with past practice but not in excess of $25,000 in the aggregate;

                           (ix) assume,  guarantee or otherwise become liable or
                  responsible for the obligations of any other Persons;

                           (x) merge or consolidate with any other entity in any
                  transaction, or sell, lease, license, mortgage or otherwise encumber (other than under a Permitted Lien) any of its business or assets other than the sale of obsolete properties or assets and sales of inventory in the ordinary course of business consistent with past practices;

                           (xi) acquire  assets or property of any other Persons
                  in excess of $1,000,000 or, enter into any joint venture, partnership or other similar arrangement;

                           (xii) make any change,  other than as required by the
                  SEC or law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in GAAP);

                           (xiii) make any change to the Company  Benefit  Plans
                  or become obligated under any Company Benefit Plan that was not in existence on the date hereof, except as required by law;

                           (xiv) enter into, amend or make any change in the terms of any employment, severance or termination agreements with any of its existing or former directors, officers or other employees, or grant or agree to any increase in any manner in the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer or employee except for increases and bonuses expressly contemplated by or required under existing employment agreements, bonus plans and other agreements, arrangements listed in the Company Disclosure Schedule and, with respect to non-officer employees, routine increases in compensation given in the ordinary course of business consistent with past practices and in an amount not exceeding 5% of such employee's current compensation;

                           (xv) pay any  benefit  not  required  by any  Company
                  Benefit Plan as in effect as of the date hereof (including, without limitation, the granting of, acceleration of, exercisability of or vesting of stock options, stock appreciation rights or restricted stock), except as contemplated under Section 1.7 or Section 3.12;

                           (xvi)  adopt or put into effect a plan of complete or
                  partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than any transaction specifically contemplated by this Agreement);

                           (xvii) (i) enter into,  amend,  modify or  supplement
                  any Licensed Rights or Material Contracts (except in the ordinary course of business of the Company or as may be necessary for the Company to comply with its obligations hereunder) or (ii) waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Licensed Right or Material Contract or otherwise);

                           (xviii) enter into any labor or collective bargaining
                  agreement, memorandum of understanding, grievance settlement or any other agreement or commitment to any labor unions;

                           (xix) pay, discharge or satisfy any claim,  liability
                  or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $500,000 in the aggregate other than payment, discharge or satisfaction of claims, liabilities or obligations incurred in the ordinary course of business and consistent with past practice;

                           (xx) make or rescind any material Tax election, settle or compromise any liability for Taxes or change or revoke any of its methods of Tax accounting; or

                           (xxi) commit or agree to take any of the actions described in this Section 5.1.

         Section 5.2 Access to Information; Confidentiality.

                  (a) From the date hereof to the Effective Time, upon reasonable notice and subject to restrictions contained in confidentiality agreements to which Parent and its subsidiaries are subject, Parent shall, and shall cause the officers and attorneys of Parent to, give the Company and the authorized representatives of the Company reasonable access at all reasonable times to the properties, offices and other facilities, books and records of Parent and its subsidiaries, and shall furnish the Company and the authorized representatives of the Company with all financial, operating and other data and information as the Company, or their authorized representatives, may reasonably request. All of such information shall be treated as confidential information pursuant to the terms of the confidentiality agreement dated as of March 20, 2002, between the Company and Parent (the "Parent Confidentiality Agreement").

                  (b) From the date hereof to the Effective Time, upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company and its subsidiaries are subject, the Company shall, and shall cause the officers and attorneys of the Company to, give Parent, Purchaser and the authorized representatives of Parent and Purchaser reasonable access at all reasonable times to the properties, offices and other facilities, books and records of the Company and its subsidiaries, and shall furnish Parent and Purchaser and the authorized representatives of Parent and Purchaser with all financial, operating and other data and information as Parent and Purchaser, or their authorized representatives, may reasonably request. All of such information shall be treated as confidential information pursuant to the terms of the confidentiality agreement dated as of August 1, 2000, between the Company and Parent (as modified by that certain letter agreement entered into by such parties as of February 7, 2002, the "Company Confidentiality Agreement").

                  (c) No investigation pursuant to this Section 5.2 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 5.3 Directors.

                  (a) Promptly after the payment by Purchaser for the Shares pursuant to the Offer and, if required pursuant to the terms thereof, the effectiveness of Purchaser's conversion of the Class B Common Stock contemplated under Section 1.1(e) above, Parent and Purchaser shall be entitled to designate such number of directors on the Company Board, rounded down, as will give Purchaser representation on the Company Board equal to the product of (i) the number of directors on the Company Board multiplied by (ii) the percentage that the number of Shares paid for by Purchaser pursuant to the Offer (including the number of shares of Voting Common Stock received by Purchaser upon conversion of the Class B Common Stock, if any), bears to the total number of then outstanding shares of Voting Common Stock, and the Company shall use reasonable best efforts to, upon request by Purchaser, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Purchaser's designees to be elected to the Company Board and to cause Purchaser's designees to be so elected. The Company's obligations to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act. At the request of the Purchaser, the Company shall take all action necessary to effect any such election, and shall include in the Schedule 14D-9 the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent shall supply to the Company in writing, and be solely responsible for, any information with respect to itself and its nominees, directors and affiliates that is required by Section 14(f) and Rule 14f-1. Notwithstanding the foregoing, the parties thereto shall use their respective

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

best efforts to ensure that at least two (2) members of the Company Board shall at all times prior to the Effective Time be Continuing Directors (as defined below).

                  (b) Following the election or appointment of the Purchaser's designees pursuant to this Section 5.3 and prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or Bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser, and waiver of any of the Company's rights hereunder, or any transaction between Parent (or any affiliate or associate thereof) and the Company shall require (i) that there be in office at least one Continuing Director and (ii) the concurrence of a majority of the Company's directors (or the concurrence of the sole remaining director if there is only one remaining) then in office who are directors of the Company on the date hereof, or are directors designated by such Persons or Person (the "Continuing Directors"). The Continuing Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to assist them in the exercise of their duties in connection with this Agreement. In addition, the Continuing Directors shall have the authority to institute any action on behalf of the Company to enforce performance of this Agreement.

         Section 5.4 Further Action.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate the Offer and to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, making all filings as promptly as practicable after the date of this Agreement required under the HSR Act (which filing shall reflect the Offer and the Merger and the conversion of the Class B Common Stock by Purchaser as and when contemplated under Section 1.1(e)) and using all reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its subsidiaries (including, without limitation, the consent of Gerber Products Company, Wilson Sporting Goods Co. and the Warner Brothers Division of Time Warner, Inc. to the change of control of the Company that will occur pursuant to the Offer and the Merger without any change in the terms or conditions of such license that has not been approved by Parent, which approval shall not be unreasonably withheld or delayed) as are necessary for the consummation of the Offer and the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all reasonable efforts to take all such action.

                  (b) In connection with, and without limiting the foregoing, the Company shall use all reasonable best efforts to (i) to take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Offer, the Merger or any other transactions contemplated by this Agreement, and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Company shall use all reasonable best efforts to take all actions necessary to ensure that the Offer, the Merger or any other transaction contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, the Offer and the other transactions contemplated by this Agreement.

                  (c) The Company and Parent shall cooperate with one another and shall take all actions necessary to prepare and file as soon as practicable following the date hereof notifications under the HSR Act and any other applicable federal, state and foreign, if any, laws or rules that are designed or intended to prohibit, restrict or regulate foreign investment or actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any other applicable Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any other Governmental Entity in connection with antitrust or competition matters. Nothing in this Agreement shall require any of Parent and its subsidiaries or the Company and its subsidiaries to sell, hold separate or otherwise dispose of or conduct any portion of their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct any portion of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective subsidiaries or the conduct of their business in a specified manner, as a condition to obtaining any approval from a Governmental Entity.

         Section 5.5 No Solicitation.

                  (a)  The  Company  and  its  officers,  directors,  employees, representatives, affiliates and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined) and shall send a written request to any such parties in possession of confidential information of the Company to return or destroy all such information in their possession. From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall the Company permit any of its subsidiaries or affiliates to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries or affiliates to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (ii) enter into or participate in any discussions (other than a discussion which merely asks to have an unsolicited offer be presented to the Company in writing) or negotiations regarding any Acquisition Proposal, or furnish to any Persons any nonpublic information or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Persons to make or effect an Acquisition Proposal or (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal; provided, however, that if, at any time the Company Board determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that the failure to do so would be inconsistent with its fiduciary duties to the Company or the Company's stockholders under applicable law, the Company may in response to an unsolicited, written, bona fide Acquisition Proposal (which did not result from a breach of this Section 5.5 and which constitutes or would reasonably be expected to lead to a Superior Proposal), and subject to compliance with Section 5.5(c), (x) furnish information with respect to the Company to any Persons pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Company
Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer (or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing) from any third party relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any Persons beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Parent or Purchaser of the transactions contemplated hereby.

                  (b) Except as set forth in this Section 5.5, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding anything herein to the contrary, in the event that the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel (who may be the Company's regularly engaged legal counsel), that the failure to do so would be inconsistent with its fiduciary duties to the Company or the Company's stockholders under applicable law, the Company Board may (x) withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger, or (y) approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement in accordance with Section 7.1(e), but in each case under clause (y) only at a time that (A) is after the second Business Day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Persons making such Superior Proposal, and (B) provided that concurrently therewith, the Company has paid all amounts due under Section 5.8(b) in accordance with the terms thereof; provided, that nothing in this
Section  5.5(b) shall relieve the Company from its  obligations,  if any,  under
Section 5.8. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation which may be the Independent Advisor) to be more favorable

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

to the Company's stockholders than the Offer and the Merger, and is reasonably capable of being completed and financed in a timely manner.

                  (c) The Company (i) will promptly (but in any event within 48 hours) notify Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Persons making such request, Acquisition Proposal or inquiry, and (ii) will keep Parent informed of the status and details (including amendments) of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in Section 5.5(a), the Company Board shall promptly (but in any event within 48 hours of its decision) notify Parent orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, the Company Board shall promptly advise Parent orally and in writing of the status of such action as developments arise or as requested by Parent. Without limiting the foregoing, at least two (2) Business Days prior to taking any of the actions referred to in Section 5.5(b), the Company Board shall notify Parent of any such action it proposes to take. The Company Board shall negotiate in good faith with Parent with respect to any revised proposal to acquire the equity securities of the Company that Parent may make in response to any Acquisition Proposal or inquiry regarding the making of an Acquisition Proposal.

                  (d) Nothing contained in this Section 5.5 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel (who may be the Company's regularly engaged legal counsel) and in accordance with Section 5.5(b), failure so to disclose would be inconsistent with its fiduciary duties to the Company or the Company's stockholders under applicable law.

         Section 5.6 Indemnification.

                  (a) Parent and Purchaser agree that all rights to indemnification or exculpation by the Company now existing in favor of each present and former director, officer, employee and agent of the Company (the "Indemnified Parties") as provided in the Company Certificate of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements specifically identified on the Company Disclosure Schedule, copies of which have been made available to Parent, shall survive the Merger and shall continue in full force and effect. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive, and the Surviving Corporation shall advance expenses incurred in connection with such proceedings in advance of the final disposition thereof. The indemnification or exculpation provisions of the Company's Certificate of Incorporation and bylaws shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the date hereof and prior to the Effective Time were directors, officers, employees or agents of the Company, in respect to actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modifications are required by applicable law.

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

                  (b) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of six (6) years after the Effective Time, the coverage provided by the policies of directors and officers liability and fiduciary insurance most recently maintained by the Company (the "D&O Insurance"); provided, that the Surviving Corporation may substitute therefor policies that are no less favorable in any material respect than the Company's existing D&O Insurance policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage, so long as such substitution does not result in gaps or lags in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual aggregate premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount. The Company represents to Parent that the most recent annual premium paid by the Company for D&O Insurance is $111,000.

                  (c) Any Indemnified Party wishing to claim indemnification under this Section 5.6 after the Effective Time, upon learning of any claim, action, suit, proceeding or investigation (a "Claim"), shall notify the Surviving Corporation thereof (although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 5.6, except to the extent such failure actually prejudices the Surviving Corporation). In the event of any such claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel incurred after the Surviving Corporation assumes such defense or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or fails to assume such defense within fifteen (15) days of receipt of notice or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to him or her and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received by the Surviving Corporation; provided, however, that (i) the Surviving Corporation shall not, in connection with any such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties (absent a conflict of interest which ethically requires that separate counsel be retained), (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Surviving Corporation will not effect any settlement which would impose any ongoing obligation upon an Indemnified Party (including, but not limited to, injunctive relief) absent the prior written consent of the affected Indemnified Party.

                  (d) This Section 5.6 is intended to benefit Parent, Purchaser, the Surviving Corporation and the Indemnified Parties and their respective estates, and shall be binding on all successors and assigns of Parent, Purchaser, and the Surviving Corporation.

         Section 5.7 Public Announcements. Parent, Purchaser and the Company shall consult with each other and seek one another's approval before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation and receipt of such approval, except as may be required by law or any applicable listing agreement with a national securities exchange or trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth in Exhibit B to this Agreement.

         Section 5.8 Fees and Expenses.

                  (a) Except as provided below in this Section 5.8, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                  (b)  If (i)  Parent  terminates  this  Agreement  pursuant  to
Section  7.1(d),  or (ii) the  Company  terminates  this  Agreement  pursuant to
Section 7.1(e), the Company shall pay, or cause to be paid, to Parent a termination fee (the "Termination Fee") in the amount equal to $5,000,000 in accordance with Section 5.8(c).

                  (c) Any payments required to be made pursuant to Section 5.8(b) shall be made upon the earlier to occur of (i) the execution of a definitive acquisition agreement regarding an Acquisition Proposal or Superior Proposal, (ii) the consummation of a transaction contemplated by an Acquisition Proposal or Superior Proposal, or (iii) the termination of this Agreement by Parent or the Company pursuant to Section 7.1(d) or 7.1(e), and shall be made by wire transfer of immediately available funds to an account designated by Parent. The Company acknowledges that the agreements contained in Section 5.8(b) are an integral part of the transactions contemplated by this Agreement and that, without this agreement, Parent and Purchaser would not enter into this Agreement. Each of the parties hereto acknowledge that (x) all amounts payable under Section 5.8(b), if any, shall constitute liquidated damages in lieu of any actual damages for termination of this Agreement, and (y) that upon the payment of the Termination Fee to Parent in accordance with this Section 5.8, the Company and its affiliates, officers, directors and advisors shall be relieved from any and all liabilities for any breach of this Agreement by the Company.

         Section 5.9 Company Stockholders' Meeting. If required by applicable law in order to consummate the Merger:

                  (a) The Company, acting through the Company Board, shall (i) cause a special meeting of its stockholders (the "Company Stockholders' Meeting") to be duly called and held as soon as practicable following the Consummation of the Offer for the purpose of voting on the adoption of this Agreement and the approval of all actions contemplated hereby that require the approval of the Company's stockholders (the "Company Stockholder Approval"), and
(ii) subject to its fiduciary duties under Delaware law and the provisions of this Agreement, recommend to its stockholders the adoption of this Agreement and the approval of the Merger, which recommendation shall be included in the Proxy Statement (as defined below). The Company shall take all action necessary in accordance with applicable law and the Company Certificate of Incorporation and Company Bylaws to duly call, give notice of, and convene the Company Stockholders' Meeting, and shall solicit the Company Stockholder Approval.

                  (b) Purchaser shall (and Parent shall cause Purchaser to) (i) provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement and (ii) vote all shares of Voting Common Stock held by Parent or Purchaser (including shares of Voting
Common Stock issued upon conversion of shares of Class B Common Stock as contemplated under Section 1.1(e) or upon exercise of the Purchaser Option) in favor of the adoption and approval of this Agreement and the Merger.

                  (c) Notwithstanding the foregoing, if at any time Parent or Purchaser shall acquire at least 90% of the outstanding shares of Voting Common Stock (after taking into account the conversion of the Class B Common Stock by Purchaser as contemplated under Section 1.1(e) and the exercise by the Purchaser of the Purchaser Option), Parent, Purchaser and the Company shall take all necessary and appropriate action to cause the Merger to become effective as promptly as practicable after the Consummation of the Offer and the satisfaction or waiver of the conditions set forth in Article VI without the Company Stockholders' Meeting in accordance with Section 253 of the DGCL.

         Section 5.10 Proxy Statement.

                  (a) If required by applicable law in connection with the Merger, the Company will, as promptly as practicable following the Consummation of the Offer, prepare and file a proxy or information statement relating to Company Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will use all reasonable best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. The Company will notify Parent and Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent and Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent or Purchaser reasonably objects.

                  (b) The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Company Board described in Section 3.3(b), subject to any modification, amendment or withdrawal thereof in accordance with the terms hereof.

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

         Section 5.11 Stockholder Litigation. The Company shall give Parent and Purchaser prompt notice of any stockholder litigation against the Company and its directors or officers directly relating to the transactions contemplated by this Agreement, which notice shall be delivered no later than two business days after the Company is aware of any stockholder litigation; provided, that the failure to so notify Parent and Purchaser shall not relieve Parent and Purchaser of their obligations hereunder unless and to the extent Parent and Purchaser shall be actually prejudiced by such failure to notify. Parent and Purchaser shall be entitled to receive copies of all litigation documents and correspondence and to participate in the defense of such litigation at Parent and Purchaser's expense. The Company shall not settle any such litigation without obtaining the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed). Nothing in this Section 5.11 shall preclude the Company from changing counsel as directed by Parent and Purchaser following the Closing.

         Section 5.12 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property or other transfer, gains, sales, use, value added, documentary, recording, intangible and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes payable in connection with the transactions contemplated by this Agreement, that are required or permitted to be filed on or before the Effective Time.

         Section 5.13 Conduct of Parent Pending Merger.

                  (a) Parent covenants and agrees that between the date of this Agreement and the Consummation of the Offer, except as expressly permitted in or required by this Agreement or unless Parent shall otherwise agree in writing in advance, which agreement shall not be unreasonably withheld, (i) the businesses of Parent and its subsidiaries shall be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice (it being understood that the foregoing does not cover future events resulting from the public announcement of the Offer and the Merger and the transactions contemplated thereby), (ii) Parent and its subsidiaries shall use all reasonable efforts to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of Parent and its subsidiaries with customers, suppliers and other Persons with which the Company or its subsidiaries has significant business relations, and (iii) Parent will comply with all applicable Laws wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) Parent covenants and agrees that between the date of this Agreement and the Effective Time, Parent shall not, nor shall Parent permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for (A) cash dividends to the Parent's stockholders in the ordinary course of business and consistent with past practice, and (B) dividends by a wholly owned subsidiary of Parent to Parent or another wholly owned subsidiary of Parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii)

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

repurchase or otherwise acquire or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock, (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than (A) the issuance of shares of capital stock upon the exercise of Parent Options outstanding as of the date of this Agreement and
(B) the issuance by a wholly-owned subsidiary of its capital stock to its parent, or (v) take any action that would make Parent and the Purchaser's representations and warranties set forth in Article IV not true and correct in all material respects.

                  (c) Parent covenants and agrees that between the date of this Agreement and the Effective Time, Parent shall not, nor shall Parent permit any of its subsidiaries to, (i) amend its certificate of incorporation or bylaws or other equivalent organizational documents, (ii) merge or consolidate with any other entity in any transaction, or sell all or substantially all of its business or assets, (iii) make any material change, other than in the ordinary course of business, consistent with past practice, or as required by the SEC or Law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in GAAP), or (iv) commit or agree to take any of the actions described in this Section 5.13.

         Section 5.14 Listing. Parent shall use its reasonable best efforts to cause the Consideration Shares to be approved for listing (subject to notice of issuance) on the NYSE prior to the consummation of the Offer.

         Section 5.15 Affiliates. The Company shall, as promptly as reasonably practicable after the date of this Agreement, deliver to Parent a list setting forth the names and addresses of all Persons who may be, as of the date that the Company's Stockholder Meeting is held (if such meeting is required to be held), "affiliates" of the Company for purposes of Rule 145 under the Securities Act. Parent shall be entitled to place appropriate legends on the certificates evidencing any Consideration Shares to be received as Merger Consideration by any such affiliate pursuant to Section 1.6(a), and to issue appropriate stock transfer instructions to the transfer agent for the Parent Common Stock. Parent shall use reasonable efforts to remove such legends promptly when such legends are no longer required by applicable securities laws.

         Section 5.16 No Restrictions on Transfer. Parent covenants and agrees that when issued in accordance with this Agreement, (i) all of the Consideration Shares shall be free from any restriction on transfer other than restrictions arising under the Securities Act and any similar state securities laws, (ii) none of the certificates representing ownership of the Consideration Shares shall bear any restrictive legends, and (iii) neither Parent nor the Purchaser shall issue instructions to the transfer agent for the Parent Common Stock contrary to the foregoing, subject, in the case of the preceding clauses (ii) and (iii), to Section 5.15.

         Section 5.17 Registration Rights. Parent agrees, to the extent permitted by Law, to register in the Form S-4 the resale of all of the Consideration Shares to be received by Citicorp Venture Capital, Ltd. and its affiliates pursuant to the Offer or Merger. In the event such registration is not permitted by Law, within 30 days after the consummation of the Offer, the Company shall file with the Commission a registration statement on Form S-3 under the Securities Act for the registration pursuant to Rule 415 of the

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

Securities Act of the resale of all of such Consideration Shares. The Company and each stockholder selling Consideration Shares pursuant to the Form S-4 or such Form S-3 shall use their reasonable best efforts and provide such information as may be necessary to effect the registration of the resale of Consideration Shares pursuant to this Section 5.17.

         Section 5.18 Notice of Certain Events. Each party hereto shall promptly notify the other parties orally and in writing of:

                  (a) the receipt by such party or any of such party's subsidiaries of any notice or other communication from any Persons alleging that the consent of such Persons is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) subject to any applicable legal restrictions, the receipt by such party or any of such party's subsidiaries of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (c) such party's obtaining knowledge of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting any of Parent, Purchaser or the Company, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement;

                  (d) such party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will cause any of the conditions set forth in Annex I or Article VI not to be satisfied at the time of Consummation of the Offer; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or any of the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice; and

                  (e) any Company Material Adverse Effect (without regard to clause (y) of the proviso to the definition of Company Material Adverse Effect) or Parent Material Adverse Effect (without regard to clause (y) of the proviso to the definition of Parent Material Adverse Effect).

         Section 5.19 Option to Acquire Additional Shares.

                  (a) Subject to the terms and conditions of this Section 5.19, the Company hereby grants to Purchaser an irrevocable option (the "Purchaser Option") to purchase up to 875,000 shares of Voting Common Stock (the "Purchaser Option Shares") for a per share exercise price equal to the Offer Price.

                  (b) The Purchaser Option shall be exercisable only after the purchase of and payment for shares of Company Common Stock pursuant to the Offer by Parent or Purchaser as a result of which Parent, Purchaser and their affiliates own beneficially at least 50% of the outstanding Shares. The Purchaser Option shall terminate automatically upon the termination of this Agreement in accordance with its terms.

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

                  (c) In the event Purchaser wishes to exercise the Purchaser Option, Purchaser shall give the Company one-day prior written notice specifying the number of Shares that are or will be owned by Parent, Purchaser and their affiliates immediately following consummation of the Offer and specifying a place and a time (which may be concurrent with the consummation of the Offer) for the closing of such purchase. The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Purchaser specifying the number of Purchaser Option Shares. At the closing of the purchase of the Purchaser Option Shares, the aggregate exercise price owing upon exercise of such Purchaser Option shall be payable to the Company in cash by wire transfer of immediately available funds or delivery of a bank check, at the option of Parent.

         Section 5.20 Letters of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a consent letter from its independent public accountants dated as of a date two (2) Business Days before the date on which the Form S-4 shall become effective addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent.

         Section 5.21 Tax Treatment; Tax Opinion.

                  (a) Each of the Parent, Purchaser and the Company will use reasonable best efforts to cause the Offer and the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and will not take actions (or cause actions to be taken) that could reasonably be expected to prevent, or fail to take any commercially reasonable actions if such failure could reasonably be expected to prevent, (i) the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) the Parent and the Company from obtaining the opinions of counsel referred to in Section 5.21(b).

                  (b) Each of the Parent and the Company will use reasonable best efforts to obtain from McDermott, Will & Emery, counsel to the Parent, and Kirkland & Ellis, special counsel to the Company executed tax opinions in the forms attached hereto as Exhibits D and C, respectively and based on the assumptions set forth therein and on certain representations provided by the Parent and the Company pursuant to representation letters in the form attached to such form opinions.

                  (c) On the fifth day prior to the Consummation of the Offer, Parent will notify the Company, and the Company will notify Parent, if any event has occurred that is inconsistent with any of the factual assumptions upon which the Form of Parent Tax Opinion or the Form of Company Tax Opinion, respectively, is based.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to the Obligation of Each Party. The respective obligations of Parent, Purchaser and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

                  (a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the stockholders of the Company, if and to the extent required by the DGCL, the Company Certificate of Incorporation or the Company Bylaws.

                  (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending; provided, however, that the parties invoking this condition shall use all reasonable best efforts to have any such order, injunction or other restraint vacated.

                  (c) Merger Not Illegal. There shall not be any action taken by any Governmental Entity, or any statute, vote, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d) Purchase of Shares. Purchaser shall have previously accepted for payment and paid for and purchased all Shares validly tendered pursuant to the Offer and not withdrawn.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by any of Parent, Purchaser or the Company:

                           (i) if (x) the Offer shall have terminated or expired
                  in accordance with its terms without Purchaser having accepted for payment any Shares pursuant to the Offer or (y) Purchaser shall not have accepted for payment any Shares pursuant to the Offer prior to August 15, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation, warranty or covenant under this Agreement by such party; or

                           (ii) if any Governmental  Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

                  (c) INTENTIONALLY OMITTED;

                  (d) by Parent or Purchaser if Parent or Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex I to this Agreement: provided, however, that the right of Parent or Purchaser to terminate this Agreement pursuant to this clause (d) shall not be available if Purchaser shall acquire any Shares pursuant to the Offer;

                  (e) by the Company in connection with entering into a definitive agreement pursuant to a Superior Proposal in accordance with Section 5.5(b);

                  (f) by the Company prior to the  Consummation  of the Offer if
(i) any of the representations and warranties of Parent or Purchaser qualified by "materiality" or "Parent Material Adverse Effect" shall not have been true and correct in any respect when made, (ii) any of the other representations and warranties of Parent or Purchaser shall not have been true and correct in any material respect when made, or (iii) any of Parent or Purchaser's covenants contained in this Agreement shall not have been performed in any material respect; provided, however, that if any inaccuracy in Parent or Purchaser's representations and warranties or a breach of a covenant by Parent or Purchaser is reasonably capable of being cured by such Persons prior to the Consummation of the Offer and such Persons is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 7.1(f) on account of such inaccuracy or breach until the 10th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

                  (g) by Parent or Purchaser prior to the Consummation of the Offer if (i) any of the representations and warranties of the Company qualified by "materiality" or "Company Material Adverse Effect" shall not have been true and correct in any respect when made, (ii) any of the other representations and warranties of the Company shall not have been true and correct in any material respect when made, or (iii) any of the Company's covenants contained in this Agreement shall not have been performed in any material respect; provided, however, that if any inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is reasonably capable of being cured by such Persons prior to the Consummation of the Offer and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then neither Parent nor Purchaser may terminate this Agreement under this Section 7.1(g) on account of such inaccuracy or breach until the 10th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

                  (h) by Parent prior to the Consummation of the Offer if the Average Parent Stock Price is less than $18.00; or

                  (i) by the Company prior to the Consummation of the Offer if the Average Parent Stock Price is greater than $38.00.

         Section 7.2 Effect of Termination. In the event of a termination of this Agreement by the Company, Parent or Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Purchaser or the Company or their respective officers, directors, stockholders or affiliates, except with respect to Section 3.19, Section 4.13, the last sentence of Sections 5.2(a) and 5.2(b), Section 5.7, Section 5.8, the last sentence of Section 1.2(c), this Section 7.2 and all of Article VIII, which shall survive such termination; provided, however, that, subject to the provisions of Section 5.8(c), nothing herein shall relieve any party for liability for any breach hereof.

         Section 7.3 Right of Termination. The right of any party hereto to terminate this Agreement pursuant to Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Persons controlling or controlled by any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 No Third Party Beneficiaries.  Other than the provisions of
Section 5.6 hereof, nothing in this Agreement shall confer any rights or remedies upon any Persons other than the parties hereto.

         Section 8.2 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations, written or oral, with respect to the subject matter hereof.

         Section 8.3 Succession and Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of the other parties.

         Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 8.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section  8.6  GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE  GOVERNED  BY,
CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 8.7 Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the remaining terms and provisions hereof or the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof.

         Section 8.8 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of New York, County of New York, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of New York, County of New York, or the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a court of the State of New York, New York County, or the United States District Court for the Southern District of New York and (iv) irrevocably waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         Section 8.9 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.10 Certain Definitions. For purposes of this Agreement, unless specified otherwise, (i) the term "affiliate" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, (ii) the term "subsidiary" shall have the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act, and (iii) the term "Persons" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof. The phrase "made available" in this Agreement shall mean that the information referred to has been made available, if requested by the party to whom such information is to be made available.

         Section 8.11 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax (when confirmed, with a copy sent by overnight courier with proof of delivery) or sent by overnight courier (providing proof of delivery) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.11:

                  To the Parent or the Purchaser, to:
                  ----------------------------------

                           Kellwood Company
                           600 Kellwood Parkway
                           Chesterfield, Missouri  63017-5897
                           Attention:  Thomas H. Pollihan, Esq., General Counsel
                           Facsimile: (314) 576-3388

                  With a copy, which shall not constitute notice to the Parent or Purchaser, to:
                  --------------------------------------------------------------

                           McDermott, Will & Emery
                           227 West Monroe
                           Chicago, Illinois  60606-5096
                           Attention:  Frederick W. Axley, P.C.
                           Facsimile:  (312) 984-7700

                  To the Company, to:
                  ------------------

                           Gerber Childrenswear, Inc.
                           1333 Broadway, Suite 700
                           New York, NY  10018
                           Attention:  Edward Kittredge, Chairman, C.E.O.&
                                       President
                           Facsimile:  (212) 268-5122

                  With a copy, which shall not constitute notice to the Company, to:
                  --------------------------------------------------------------

                           Kirkland & Ellis
                           Citigroup Center
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:  Kimberly P. Taylor, Esq.
                           Facsimile:  (212) 446-4900

         Section 8.12 Amendments; No Waivers.

                  (a) Subject to the terms of the Agreement, any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the receipt of any such approval, if any such amendment or waiver shall by applicable law requires further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to the necessary stockholder approval.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


                                     * * * *

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                KELLWOOD COMPANY


                                By:    /s/ Hal J. Upbin
                                   ---------------------------------------------
                                    Name:  Hal J. Upbin
                                    Title: Chairman, C.E.O. and President



                                CRADLE, INC.


                                By:    /s/ Hal J. Upbin
                                   ---------------------------------------------
                                    Name:  Hal J. Upbin
                                    Title: Chairman, C.E.O. and President



                                GERBER CHILDRENSWEAR, INC.


                                By:    /s/ Edward Kittredger
                                   ---------------------------------------------
                                    Name:  Edward Kittredge
                                    Title: Chairman, C.E.O. and President

                                     ANNEX I
                                     -------

                             CONDITIONS OF THE OFFER
                             -----------------------

         Notwithstanding any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares not theretofore accepted for payment or paid for, and may, subject to this Agreement, amend or terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, (i) the Minimum Condition is not satisfied, (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer and the other transactions contemplated under this Agreement has not expired or been terminated (the "HSR Condition"), or (iii) any of the following conditions exists:

                  (a) there shall have been instituted, pending or threatened any action or proceeding by any Persons or Governmental Entity which (i) seeks to challenge the acquisition by Purchaser (or any of its affiliates) of Shares pursuant to the Offer or Merger, restrain or prohibit the making or consummation of the Offer or the Merger, or obtain damages in connection therewith in an amount which if adversely determined against the Company would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (without regard to clause (y) of the proviso to the definition of Company Material Adverse Effect); (ii) seeks to make the purchase of or payment for some or all of the Shares pursuant to the Offer or the Merger illegal; (iii) seeks to prohibit or limit the ownership, control or operation by Parent or Purchaser (and any of their affiliates) of all or a portion of their or the Company's businesses or assets or seeks to impose limitations on the ability of Parent or Purchaser (or any of their affiliates) effectively to acquire or hold, or to require Parent or Purchaser or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of the assets or the business of Parent or Purchaser and their affiliates or any material portion of the assets or the business of the Company and its subsidiaries taken as a whole, as a result of the Offer or the Merger; or (iv) seeks to impose material limitations on the ability of Parent or Purchaser (or their affiliates) to acquire or hold or exercise full rights of ownership of the shares of Company Common Stock purchased by it, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company.

                  (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, any statute, rule, regulation, judgment, decree, order or injunction that would reasonably be expected to directly or indirectly result in any of the consequences referred to in clauses (i) through (iv) of subsection (a) above;

                  (c) the representations and warranties of the Company set forth in this Agreement shall not be true and correct at the date of this Agreement and the expiration date of the Offer (as if such representations and warranties were made at the time of determination), unless such inaccuracies, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; provided, that for purposes of this paragraph (c) each representation and warranty of the Company set forth in this Agreement shall be read without giving effect to any qualification as to knowledge, materiality or a Company Material Adverse Effect;

                  (d) the Company (i) shall not have performed and complied in any respect with any obligation, agreement and covenant required to be performed or complied with by it under this Agreement that is qualified as to materiality or Company Material Adverse Effect, or (ii) shall have not performed or not complied in any material respect with any agreement and covenant required to be performed by it under the Agreement that is not qualified as to materiality or Company Material Adverse Effect;

                  (e) (i) the Company Board shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or (ii) the Company Board shall have approved or recommended any Acquisition Proposal or Superior Proposal, or (iii) the Company shall have entered into any agreement with respect to any Acquisition Proposal or Superior Proposal, or (iv) the Company Board shall have resolved to take any of the foregoing actions (i) - (iii);

                  (f) the Company shall commence a case under any chapter of Title XI of the United States Code or any similar law or regulation; or a petition under any chapter of Title XI of the United States Code or any similar law or regulation is filed against the Company which is not dismissed within five business days;

                  (g) the Agreement shall have been terminated in accordance with its terms;

                  (h) any change, event or effect shall have occurred or been threatened that has or is reasonably likely to have a Company Material Adverse Effect;

                  (i) there shall have occurred any general suspension of trading in, or limitation on prices for securities on any national securities exchange or in the over-the-counter market;

                  (j) the Company shall not have obtained the written consent of Gerber Products Company to the change in control of the Company that will occur pursuant to the Offer and the Merger or such consent shall be conditioned on a material change (determined in Parent's discretion) in the terms or conditions of such license that would be adverse to Parent, Purchaser or the Company; or

                  (k) any of the following conditions (the "Parent Stock Conditions") shall have occurred: (i) the Form S-4 shall not have been declared effective by the SEC or shall be subject to any stop order or proceedings seeking a stop order; or (ii) the shares of Parent Common Stock to be issued pursuant to the Offer and the Merger shall not have been approved for listing on the NYSE.

         The foregoing Offer Conditions are for the sole benefit of Parent and Purchaser and may, except as otherwise provided in this Agreement, be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition and may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right, and the waiver of such right with respect to any particular facts or circumstances shall be deemed an ongoing right which may be asserted at any time and from time to time.

Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned by the Paying Agent to the tendering stockholders.

                                    ANNEX II
                                    --------

                      DETERMINATION OF OFFER CONSIDERATION
                      ------------------------------------

         The amount of the Cash Consideration and the number of shares of Parent Common Stock comprising the Stock Consideration shall be determined as follows:

                  (a) Cash Consideration. Subject to increase pursuant to paragraph (c) below, the Cash Consideration shall equal $3.42 per share.

                  (b) Stock Consideration. Subject to increase pursuant to paragraph (d) below, the number of validly issued, fully paid and nonassessable shares of Parent Stock comprising the Stock Consideration shall be determined by dividing (x) $3.43, by (y) the Average Parent Stock Price (as defined in Section 1.1(c) of the Agreement); provided, that except as provided in paragraph (d) below, the Stock Consideration shall in no event exceed .17149 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect).

                  (c) Adjustment to Cash Consideration. If, but for the operation of the proviso to paragraph (b) above, the Stock Consideration would exceed .17149 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect), then the Cash Consideration shall be increased by the product determined by multiplying (x) the amount of any such excess, by (y) the Average Parent Stock Price; provided, that in no event shall the Cash Consideration (as adjusted pursuant to this paragraph (c)) exceed $4.0415 per share.

                  (d) Adjustment to Stock Consideration. Notwithstanding the foregoing, if the sum of (x) the Cash Consideration determined in accordance with paragraph (a) above (as adjusted pursuant to paragraph (c)) and (y) the product of (A) the Stock Consideration determined in accordance with paragraph
(b) above, multiplied by (B) the Average Parent Stock Price, is less than $6.85 (the difference between $6.85 and such sum, the "Shortfall Amount"), then the Stock Consideration shall be increased by the number of validly issued, fully paid and nonassessable shares of Parent Common Stock determined by dividing (x) the Shortfall Amount, by (y) the Average Parent Stock Price.

                                                                    EXHIBIT C TO
                                                            THE MERGER AGREEMENT


Draft - May 14, 2002

Gerber Childrenswear, Inc.
1333 Broadway, Suite 700
New York, NY 10018


         Re:    Agreement and Plan of Merger, dated as of [       ], 2002, among
                Kellwood Company, Cradle, Inc. and Gerber Childrenswear, Inc.
                -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), in connection with the acquisition of Gerber Childrenswear, Inc. (the "Company"), a Delaware corporation, by Kellwood Company ("Parent"), a Delaware corporation, to be accomplished by a tender offer for the shares of stock of the Company by Cradle, Inc. ("Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Parent (the "Offer") and the merger of the Company with and into Purchaser (the "Merger" and, collectively with the Offer, the "Acquisition"). The Acquisition is to be consummated pursuant to the Agreement and Plan of Merger, dated as of May [ ], 2002 (the "Agreement"), among Parent, Purchaser and the Company. Pursuant to the Agreement, each shareholder of the Company has the right to receive from Purchaser, for each share of Company common stock surrendered in the Acquisition, (i) an amount in cash equal to $3.42 and (ii) a number of shares of Parent common stock determined by dividing $3.43 by a 18-day average of the closing prices of such shares (as determined pursuant to the Agreement). This consideration is subject to adjustment as described in Annex II of the Agreement. This opinion is being delivered in accordance with Sections 3.10 and
5.21 of the Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Agreement.

         In providing the opinions expressed below, we have examined and relied upon (i) the Agreement, (ii) the Solicitation/Recommendation Statement on
Schedule 14D-9 relating to the Acquisition and any supplements and amendments thereto, (iii) the Offer Documents (collectively with the documents described in clause (ii) above, the "Securities Filings"),1 (iv) the letters of even date herewith to us from the Company and from Parent and Purchaser (the "Representation Letters") and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. We have assumed with your consent that (i) the Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the entire agreement among the parties with respect to the subject matter thereof; (ii) the Acquisition will be consummated in accordance with the provisions of the Agreement and the Securities Filings; (iii) the statements concerning the Acquisition set forth in the Agreement and the
------------------
1        A Proxy may also need to be filed depending on the form of the merger.

Gerber Childrenswear, Inc.
Draft - May 14, 2002
Page 2


Securities Filings are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement); (iv) the representations made by the Company, Parent and Purchaser in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; and (v) any representations made in the Representation Letters "to the knowledge of" the representing party or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with the covenants, agreements and undertakings contained in the Agreement and the representations contained in the Representation Letters. If any of these assumptions is untrue for any reason or if the Acquisition is consummated in a manner that is different from the manner in which it is described in the Agreement or the Securities Filings, then the opinions expressed below may be adversely affected and may not be relied upon.

         The opinions expressed below are based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or in the facts and circumstances surrounding the Acquisition, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. The opinions set forth herein have no binding effect on the Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinions set forth herein. Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequence of the Acquisition.

         Based upon and subject to the foregoing, for United States federal income tax purposes, it is our opinion that:

         (i) the Acquisition qualifies as a reorganization within the meaning of section 368(a) of the Code; and

         (ii) the Company, Parent and Purchaser each will be a "party to a reorganization" within the meaning of section 368(b) of the Code.

         We express an opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Acquisition under any state, local or non-United States law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

         We are furnishing this letter in our capacity as special counsel to the Company, and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted in whole or in part or referred to or

Gerber Childrenswear, Inc.
Draft - May 14, 2002
Page 3


otherwise relied upon, nor is it to be filed with any governmental agency or given to any other person, without our prior written consent.

                                            Very truly yours,

                                                                   ATTACHMENT TO
                                                                       EXHIBIT C


                               [TARGET LETTERHEAD]










Draft - May 14, 2002

Kirkland & Ellis
Citigroup Center
153 E. 53rd St.
NewYork, NY 10022

McDermott, Will & Emery
227 W. Monroe
Chicago, IL 60606-5096

         Re: Agreement and Plan of Merger, dated as of May [ ], 2002, among Kellwood Company, Cradle, Inc. and Gerber Childrenswear, Inc.
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Sections 3.10, 4.10 and 5.21 of an Agreement and Plan of Merger, dated as of May [ ], 2002 (the "Agreement"), among Gerber Childrenswear, Inc. (the "Company"), a Delaware corporation, Kellwood Company ("Parent"), a Delaware corporation, and Cradle, Inc. ("Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Parent, your opinion has been requested as to certain United States federal income tax consequences arising from the tender offer for the shares of stock of the Company by Purchaser (the "Offer") and the merger of the Company with and into Purchaser (the "Merger" and, collectively with the Offer, the "Acquisition") pursuant to the Agreement. As part of the Acquisition, each shareholder of the Company has the right to receive from Purchaser, for each share of Company common stock (the "Company Common Stock"), (i) an amount in cash equal to $3.42 and (ii) a number of shares of Parent common stock (the "Parent Shares" and, together with the cash consideration described in clause (i) and any cash received in lieu of fractional shares, the "Consideration") determined by dividing $3.43 by an 18-day average of the closing prices of the Parent Shares (as determined pursuant to the Agreement). The Consideration is subject to adjustment as described in Annex II of the Agreement. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Agreement.

                  For purposes of your opinion, we hereby make, and we acknowledge that you will rely upon, the following representations:

                  1. The Acquisition is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein have been or will be waived or modified.

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 2


                  2. The fair market value of the Consideration to be received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor.

                  3. The fair market value (as of the Consummation of the Offer) of the Parent Shares that are exchanged for Company Common Stock in the Offer shall not be less than 41 percent of the fair market value (as of such date) of the total Consideration exchanged for such Company Common Stock. The fair market value (as of the date of the Merger) of all of the Parent Shares exchanged for Company Common Stock in the Offer and the Merger shall not be less than 41 percent of the sum of the fair market value (as of the date of the Merger) of the total Consideration and any amounts paid to dissenters for their shares of Company Common Stock. For purposes of this representation, "fair market value" shall be calculated by reference to the opening trading price of a Parent Share on the New York Stock Exchange (as reported in the Wall Street Journal) as of the date with respect to which such calculation is made.

                  4. Neither the Company nor any person that is related to the Company (within the meaning of Treasury Regulation section 1.368-1(e)(3)), or that is acting as an intermediary for the Company or for any such related person, in a transaction that is related to the Acquisition (or otherwise in connection with the Acquisition), (i) has redeemed, purchased or otherwise acquired any capital stock of the Company for consideration other than the Consideration or (ii) has made any distributions with respect to any capital stock of the Company.

                  5. The only outstanding capital stock of the Company is the Company Common Stock.

                  6. Parent, Purchaser, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Acquisition. Neither Parent nor Purchaser has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any shareholder of the Company in connection with or as part of the Acquisition or any related transaction. Neither Parent nor Purchaser has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. None of the Company Common Stock will be subject to any liability.

                  7. In the Acquisition, all of the outstanding shares of Company Common Stock, other than shares of Company Common Stock surrendered by dissenters, will be exchanged solely for the Consideration. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Parent will be treated as outstanding stock of the Company on the date of the Merger.

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 3


                  8. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Purchaser that was issued or acquired, or that will be settled, at a discount.

                  9. The Company is not an investment company, within the meaning of section 368(a)(2)(F)(iii) and section 368(a)(2)(F)(iv) of the Internal Revenue Code of 1986, as amended (the "Code").

                  10. The Company is not under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Code, or in a foreign proceeding of similar import.

                  11. On the date of the Merger, the fair market value of the assets of the Company transferred to Purchaser will exceed the sum of the liabilities assumed by Purchaser (as determined under section 357(d) of the Code).

                  12. No stock of Purchaser will be issued in the Acquisition.

                  13. The Company has not sold, exchanged, contributed, distributed or otherwise disposed of, pledged or otherwise encumbered, or entered into a short sale, equity swap, option or other risk-reducing transaction with respect to ("Sold" and, with correlative meaning, "Sell") any of its assets in contemplation of the Acquisition or during the period beginning with the commencement of discussions (whether formal or informal) between the Company and Parent regarding the Acquisition and ending at the time of the Merger (the "Pre-Merger Period"), and the Company is not under any prearranged binding commitment to Sell any of its assets, other than, in each case, in transactions occurring in the ordinary course of business and consistent with past practice.

                  14. Other than shares of Company Common Stock or options to acquire such stock issued as compensation in the ordinary course of business consistent with past practice to present or former service providers to the Company (including, without limitation, employees and directors of the Company), no shares of Company Common Stock or rights to acquire such stock have been issued during the Pre-Merger Period.

                  15. No assets of the Company have been sold, transferred or otherwise disposed of that would prevent Purchaser from continuing the historic business of the Company or from using a significant portion of the Company's historic business assets in Parent's or Purchaser's business (within the meaning of Treasury Regulation section 1.368-1(d)(3)) following the Merger.

                  16. Purchaser will acquire (i) at least 90 percent of the fair market value of the net assets of the Company and (ii) at least 70 percent of the fair market value of the gross assets of the Company, in each case held

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 4


immediately prior to both the closing of the Offer and the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property, assets of the Company used by the Company to pay its Acquisition expenses, and all redemptions and distributions in respect of stock made by the Company will be included as assets of the Company immediately prior to both the closing of the Offer and the Merger.

                  17. From and after the Merger, Purchaser will not have outstanding any warrants, options, convertible securities or other type of right pursuant to which any person other than Parent could acquire stock in Purchaser.

                  18. The liabilities of the Company assumed by Purchaser and the liabilities to which the assets of the Company transferred to Purchaser are subject were incurred by the Company in the ordinary course of its business.

                  19. None of the compensation to be received by any shareholder-employee of, or other service provider to, the Company will be separate consideration for, or allocable to, any of the shareholder-employee or service-provider's shares of Company Common Stock. None of the Parent Shares to be received by any such shareholder-employee or service provider in the Acquisition will be separate consideration for, or allocable to, any employment or services agreement. The compensation paid to any such shareholder-employee or service provider will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  20. Parent does not own, nor has it owned at any time during the past five years, any shares of the capital stock of the Company, other than Company Common Stock acquired by Purchaser pursuant to the Offer.

                  21. The payment of cash in lieu of a fractional Parent Share in the Acquisition is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each holder of Company Common Stock will be aggregated and, to the knowledge of the Company, no holder of Company Common Stock will receive cash with respect to such fractional share interest in an amount equal to or greater than the value of one full Parent Share. The total cash consideration that will be paid in the Acquisition to holders of Company Common Stock in lieu of issuing fractional Parent Shares will not exceed one percent of the fair market value of the total Consideration that will be paid to holders of Company Common Stock.

                  22. The Company will not take, and the Company is not aware of any plan or intention of any Company shareholder to take, any position on any United States federal, state or local income or franchise tax return, or any

Kirkland & Ellis
McDermott, Will & Emery
Tax RepresentationsLetter
Draft - May 14, 2002
Page 5


other tax reporting position, that is inconsistent with the treatment of the Acquisition as a reorganization within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

                                    Very truly yours,

                                    [TARGET]


                                    By:
                                        -----------------------------------

                                                                    EXHIBIT D TO
                                                            THE MERGER AGREEMENT













                                  May ___, 2002
Kellwood Company
600 Kellwood Parkway
Chesterfield, Missouri  63017

Ladies and Gentlemen:

                  We are acting as counsel to Kellwood Company, a Delaware corporation ("Parent"), in connection with its acquisition of Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), to be accomplished by a tender offer (the "Offer") for the shares of stock of the Company by Cradle, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Purchaser") followed by a merger of the Company with and into the Purchaser (the "Merger" and, collectively with the Offer, the "Acquisition"). The Acquisition is to be consummated pursuant to an Agreement and Plan of Merger dated as of May ___, 2002 (the "Agreement") among Parent, Purchaser and the Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                  In formulating our opinion, we have examined and relied upon the Agreement, the Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Acquisition and any supplements and amendments thereto (the "Schedule 14D-9"), [the Proxy], the representation letters of Parent, Purchaser and the Company, dated May ___, 2002, which have been delivered to us for purposes of this opinion (the "Representation Letters"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that
(i) the Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the entire agreement among the parties with respect to the subject matter thereof; (ii) the Acquisition will be consummated in accordance with the provisions of the Agreement, the Schedule 14D-9 and the Proxy; (iii) the statements concerning the Acquisition set forth in the Agreement, the Schedule 14D-9 and the Proxy are, and as of the Effective Time will be, true, accurate and complete; (iv) the representations and other statements set forth in each of the Representation Letters are, and as of the Effective Time will be, true, accurate, and complete;
(v) any representation or other statement in the Representation Letters or the other documents referred to herein made "to the best of the knowledge" or similarly qualified is, and at the Effective Time will be, in each case, correct without such qualification; (vi) no actions have been (or will be) taken that are inconsistent with any representation or other statement contained in the Representation Letters; and (vii) original documents (including signatures) are

Kellwood Company
May ___, 2002
Page 2


authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. Other than obtaining the representations set forth in the Representation Letters, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations or other information on which we have relied in rendering our opinion is incorrect.

                  Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that for federal income tax purposes the Acquisition will qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Parent, Purchaser and the Company each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  This opinion expresses our view only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

                  This  opinion has been  rendered  to you  pursuant to Sections
4.10 and 5.21 of the Agreement, is solely for your benefit in connection with the Acquisition and may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval.

                                            Very truly yours,

                                                                   ATTACHMENT TO
                                                                       EXHIBIT D


                               [PARENT LETTERHEAD]










Draft - May 14, 2002

Kirkland & Ellis
Citigroup Center
153 E. 53rd St.
NewYork, NY 10022

McDermott, Will & Emery
227 W. Monroe
Chicago, IL 60606-5096

         Re: Agreement and Plan of Merger, dated as of May [ ], 2002, among Kellwood Company, Cradle, Inc. and Gerber Childrenswear, Inc.
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Sections 3.10, 4.10 and 5.21 of an Agreement and Plan of Merger, dated as of May [ ], 2002 (the "Agreement"), among Gerber Childrenswear, Inc. (the "Company"), a Delaware corporation, Kellwood Company ("Parent"), a Delaware corporation, and Cradle, Inc. ("Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Parent, your opinion has been requested as to certain United States federal income tax consequences arising from the tender offer for the shares of stock of the Company by Purchaser (the "Offer") and the merger of the Company with and into Purchaser (the "Merger" and, collectively with the Offer, the "Acquisition") pursuant to the Agreement. As part of the Acquisition, each shareholder of the Company has the right to receive from Purchaser, for each share of Company common stock (the "Company Common Stock"), (i) an amount in cash equal to $3.42 and (ii) a number of shares of Parent common stock (the "Parent Shares" and, together with the cash consideration described in clause (i) and any cash in lieu of fractional shares, the "Consideration") determined by dividing $3.43 by an 18-day average of the closing prices of the Parent Shares (as determined pursuant to the Agreement). The Consideration is subject to adjustment as described in Annex II of the Agreement. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Agreement.

                  For purposes of your opinion, we hereby make, and we acknowledge that you will rely upon, the following representations:

                  1. The Acquisition is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein have been or will be waived or modified.

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 2


                  2. The fair market value of the Consideration to be received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor.

                  3. The fair market value (as of the Consummation of the Offer) of the Parent Shares that are exchanged for Company Common Stock in the Offer shall not be less than 41 percent of the fair market value (as of such date) of the total Consideration exchanged for such Company Common Stock. The fair market value (as of the date of the Merger) of all of the Parent Shares exchanged for Company Common Stock in the Offer and the Merger shall not be less than 41 percent of the sum of the fair market value (as of the date of the Merger) of the total Consideration and any amounts paid to dissenters for their shares of Company Common Stock. For purposes of this representation, "fair market value" shall be calculated by reference to the opening trading price of a Parent Share on the New York Stock Exchange (as reported in the Wall Street Journal) as of the date with respect to which such calculation is made.

                  4. Other than Company Common Stock acquired by Purchaser pursuant to the Offer, none of Parent, Purchaser and any person that is related to Parent or Purchaser (within the meaning of Treasury Regulation section 1.368-1(e)(3)) or that is acting as an intermediary for Parent, Purchaser or for any such related person owns or has owned any capital stock of the Company at any time prior to the Effective Time. None of Parent, Purchaser and any person that is related to Parent or Purchaser (within the meaning of Regulation section 1.368-1(e)(3)) or that is acting as an intermediary for Parent, Purchaser or for any such related person will, in connection with the Acquisition or pursuant to a plan or intention in place at any time prior to the Effective Time, acquire, or redeem or reacquire, as the case may be, any of the Parent Shares issued in the Acquisition, other than in connection with an [existing stock repurchase program which stock repurchase program-NEED NUMBER OF SHARES, ETC.] (i) was instituted by Parent prior to the Acquisition, (ii) was not a matter negotiated with the Company or any of its shareholders, and (iii) insofar as relevant to former Company shareholders, would involve purchases that would be made on the open market with Parent having no knowledge as to the identity of the sellers and with former Company shareholders who may sell Parent Shares issued in the Acquisition having no information as to whether Parent is the purchaser. After the Merger, no dividends or distributions will be made to the former Company shareholders by Parent other than regular, normal dividends or distributions made to all holders of Parent Shares.

                  5. Following the Merger, Purchaser will continue the historic business of the Company or will use a significant portion of the Company's historic business assets in Parent's or Purchaser's business (within the meaning of Treasury Regulation section 1.368-1(d)(3)) following the Merger.

                  6. Parent, Purchaser, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Acquisition. Neither Parent nor Purchaser has paid or will pay, directly or

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 3


indirectly, any expenses (including transfer taxes) incurred by any shareholder of the Company in connection with or as part of the Acquisition or any related transaction. Neither Parent nor Purchaser has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. None of the Company Common Stock will be subject to any liability.

                  7. In the Acquisition, all of the outstanding shares of Company Common Stock, other than shares of Company Common Stock surrendered by dissenters, will be exchanged solely for the Consideration. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Parent will be treated as outstanding stock of the Company on the date of the Merger.

                  8. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Purchaser that was issued or acquired, or that will be settled, at a discount.

                  9. Neither Parent nor Purchaser is an investment company, within the meaning of section 368(a)(2)(F)(iii) and section 368(a)(2)(F)(iv) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  10. Neither Parent nor Purchaser is under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Code, or in a foreign proceeding of similar import.

                  11. On the date of the Merger, the fair market value of the assets of the Company transferred to Purchaser will exceed the sum of the liabilities assumed by Purchaser (as determined under section 357(d) of the Code).

                  12. No stock of Purchaser will be issued in the Acquisition. All Parent Shares into which shares of Company Common Stock will be converted pursuant to the Acquisition will be newly issued or treasury shares, and will be issued by Parent directly to the holders of Company Common Stock pursuant to the Acquisition.

                  13. Purchaser will acquire (i) at least 90 percent of the fair market value of the net assets of the Company and (ii) at least 70 percent of the fair market value of the gross assets of the Company, in each case held immediately prior to both the closing of the Offer and the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property, assets of the Company used by the Company to pay its Acquisition expenses, and all redemptions and distributions in respect of stock made by the Company will be included as assets of the Company immediately prior to both the closing of the Offer and the Merger.

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 4


                  14. At all times prior to both the closing of the Offer and the Merger, Parent will own directly, beneficially and of record all of the capital stock of Purchaser. Purchaser has been formed solely in order to consummate the Acquisition, and Purchaser will conduct no business activities or other operations of any kind prior to the Effective Time other than those activities that are necessary to consummate the Acquisition.

                  15. From and after the Merger, Purchaser will not have outstanding any warrants, options, convertible securities or other type of right pursuant to which any person other than Parent could acquire stock in Purchaser. Following the Merger, Purchaser will not issue additional shares of its capital stock (or any right to acquire such shares) to any person other than Parent, and Parent has no plan or intention to sell, exchange, contribute, distribute or otherwise dispose of, pledge or otherwise encumber, or enter into a short sale, equity swap, option or other risk-reducing transaction with respect to ("Sell") any share of capital stock of Purchaser to any other person, such that Purchaser would cease to be a direct wholly-owned subsidiary of Parent, except for transfers permitted by section 368(a)(2)(C) of the Code or Revenue Ruling 2001-24, 2001-22 I.R.B. 1290.

                  16. To the knowledge of Parent, the liabilities of the Company assumed by Purchaser and the liabilities to which the assets of the Company transferred to Purchaser are subject were incurred by the Company in the ordinary course of its business.

                  17. Parent has no plan or intention to liquidate Purchaser, to merge Purchaser with or into any other corporation or entity, or to cause Purchaser to Sell any of the assets of the Company acquired in the Acquisition, except for (i) dispositions of assets by Purchaser made in the ordinary course of business and (ii) transfers of assets by Purchaser permitted by section 368(a)(2)(C) of the Code or Treasury Regulation section 1.368-2(k).

                  18. None of the compensation to be received by any shareholder-employee of, or other service provider to, the Company will be separate consideration for, or allocable to, any of the shareholder-employee or service-provider's shares of Company Common Stock. None of the Parent Shares to be received by any such shareholder-employee or service provider in the Acquisition will be separate consideration for, or allocable to, any employment or services agreement. The compensation paid to any such shareholder-employee or service provider will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  19. The payment of cash in lieu of a fractional Parent Share in the Acquisition is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each holder of Company Common Stock will be aggregated and, to the knowledge of Parent, no holder of Company Common Stock will receive cash with respect to such

Kirkland & Ellis
McDermott, Will & Emery
Tax Representations Letter
Draft - May 14, 2002
Page 5


fractional share interest in an amount equal to or greater than the value of one full Parent Share. The total cash consideration that will be paid in the Acquisition to holders of Company Common Stock in lieu of issuing fractional Parent Shares will not exceed one percent of the fair market value of the total Consideration that will be paid to holders of Company Common Stock.

                  20. Parent and Purchaser will not take any position on any United States federal, state or local income or franchise tax return, or any other tax reporting position, that is inconsistent with the treatment of the Acquisition as a reorganization within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.



                                    Very truly yours,

                                    [PARENT]


                                    By:
                                        -----------------------------------


                                    [PURCHASER]


                                    By:
                                        -----------------------------------